INDENTURE Dated as of December 16, 2025 among ARBOR REALTY SR, INC. as Issuer, ARBOR REALTY TRUST, INC. as Company, and UMB BANK, N.A., as Trustee 8.500% Senior Notes due 2028

i TABLE OF CONTENTS ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE SECTION 1.01. Definitions .......................................................................................................1 SECTION 1.02. Other Definitions...........................................................................................32 SECTION 1.03. Rules of Construction; Calculation Date for Basket or Ratio .......................33 ARTICLE 2 THE NOTES SECTION 2.01. Amount of Notes Unlimited ..........................................................................35 SECTION 2.02. Form and Dating; Denominations .................................................................35 SECTION 2.03. Execution and Authentication .......................................................................36 SECTION 2.04. Registrar and Paying Agent ..........................................................................36 SECTION 2.05. Paying Agent To Hold Money in Trust ........................................................37 SECTION 2.06. Holder Lists ...................................................................................................37 SECTION 2.07. Transfer and Exchange..................................................................................37 SECTION 2.08. Replacement Notes .......................................................................................38 SECTION 2.09. Outstanding Notes .........................................................................................39 SECTION 2.10. Treasury Notes ..............................................................................................39 SECTION 2.11. Temporary Notes...........................................................................................40 SECTION 2.12. Cancellation ..................................................................................................40 SECTION 2.13. Defaulted Interest ..........................................................................................40 SECTION 2.14. CUSIP and ISIN Numbers ............................................................................40 SECTION 2.15. Book-Entry Provisions for Global Notes ......................................................41 ARTICLE 3 REDEMPTION SECTION 3.01. Notices to Trustee .........................................................................................42 SECTION 3.02. Selection of Notes To Be Redeemed ............................................................42 SECTION 3.03. Notice of Redemption ...................................................................................42 SECTION 3.04. Effect of Notice of Redemption. ...................................................................44 SECTION 3.05. Conditions to Redemption ............................................................................44 SECTION 3.06. Deposit of Redemption Price ........................................................................45 SECTION 3.07. Notes Redeemed in Part ................................................................................46

ii ARTICLE 4 COVENANTS SECTION 4.01. Payment of Notes ..........................................................................................46 SECTION 4.02. Maintenance of Office or Agency .................................................................47 SECTION 4.03. Compliance Certificate; Notice of Default ...................................................47 SECTION 4.04. Waiver of Stay, Extension or Usury Laws ....................................................47 SECTION 4.05. Termination of Covenants and Guarantees ...................................................48 SECTION 4.06. Change of Control Triggering Event ............................................................49 SECTION 4.07. Limitation on Incurrence of Additional Indebtedness ..................................51 SECTION 4.08. Maintenance of Total Unencumbered Assets ...............................................52 SECTION 4.09. Reports to Holders ........................................................................................52 SECTION 4.10. Future Guarantees .........................................................................................55 SECTION 4.11. Negative Pledge ............................................................................................55 ARTICLE 5 MERGER AND CONSOLIDATION SECTION 5.01. Merger, Consolidation and Sale of Assets ....................................................56 ARTICLE 6 DEFAULTS AND REMEDIES SECTION 6.01. Events of Default ..........................................................................................59 SECTION 6.02. Acceleration ..................................................................................................61 SECTION 6.03. Other Remedies .............................................................................................63 SECTION 6.04. Waiver of Past Defaults ................................................................................63 SECTION 6.05. Control by Majority ......................................................................................64 SECTION 6.06. Limitation on Suits ........................................................................................64 SECTION 6.07. Rights of Holders to Receive Payment .........................................................64 SECTION 6.08. Collection Suit by Trustee.............................................................................65 SECTION 6.09. Trustee May File Proofs of Claim.................................................................65 SECTION 6.10. Priorities ........................................................................................................65 SECTION 6.11. Undertaking for Costs ...................................................................................65 ARTICLE 7 TRUSTEE SECTION 7.01. Duties of the Trustee .....................................................................................66 SECTION 7.02. Notice of Defaults .........................................................................................67 SECTION 7.03. Certain Rights of Trustee ..............................................................................67 SECTION 7.04. Trustee Not Responsible for Recitals or Issuance of Notes ..........................69 SECTION 7.05. May Hold Notes ............................................................................................69

iii SECTION 7.06. Money Held in Trust .....................................................................................69 SECTION 7.07. Compensation and Reimbursement ..............................................................70 SECTION 7.08. Corporate Trustee Required; Eligibility ........................................................71 SECTION 7.09. Resignation and Removal; Appointment of Successor .................................71 SECTION 7.10. Acceptance of Appointment by Successor ....................................................72 SECTION 7.11. Merger, Conversion, Consolidation or Succession to Business....................72 SECTION 7.12. Appointment of Co-Trustee ..........................................................................72 SECTION 7.13. Appointment of Authenticating Agent ..........................................................74 ARTICLE 8 DISCHARGE OF INDENTURE; DEFEASANCE SECTION 8.01. Satisfaction and Discharge ............................................................................75 . 75 SECTION 8.02. Legal Defeasance and Covenant Defeasance ................................................77 SECTION 8.03. Conditions to Legal Defeasance and Covenant Defeasance .........................78 SECTION 8.04. Application of Trust Money ..........................................................................80 SECTION 8.05. Repayment to the Issuer ................................................................................80 SECTION 8.06. Reinstatement ................................................................................................80 SECTION 8.07. Indemnity for Government Obligations ........................................................81 ARTICLE 9 AMENDMENTS SECTION 9.01. Without Consent of Holders .........................................................................81 SECTION 9.02. With Consent of Holders...............................................................................82 SECTION 9.03. [Omitted intentionally] ..................................................................................83 SECTION 9.04. Revocation and Effect of Consents and Waivers ..........................................83 SECTION 9.05. Notation on or Exchange of Notes ................................................................84 SECTION 9.06. Trustee To Sign Amendments.......................................................................84 ARTICLE 10 GUARANTEES SECTION 10.01. Unconditional Guarantee ............................................................................84 SECTION 10.02. Benefits Acknowledged ..............................................................................85 SECTION 10.03. Limitation on Guarantor Liability ...............................................................85 SECTION 10.04. Notation of Guarantee Not Required ..........................................................86 SECTION 10.05. Release of a Guarantor; Termination of Guarantees ...................................86 SECTION 10.06. Subrogation .................................................................................................87 SECTION 10.07. Waiver .........................................................................................................87 SECTION 10.08. No Obligation To Take Action Against the Issuer .....................................87 SECTION 10.09. Default and Enforcement ............................................................................88 SECTION 10.10. Amendment, Etc..........................................................................................88

iv SECTION 10.11. Costs and Expenses .....................................................................................88 ARTICLE 11 MISCELLANEOUS SECTION 11.01. Notices ........................................................................................................88 SECTION 11.02. Communication by Holders with Other Holders ........................................90 SECTION 11.03. Certificate and Opinion as to Conditions Precedent ...................................90 SECTION 11.04. Statements Required in Certificate or Opinion ...........................................90 SECTION 11.05. Rules by Trustee, Paying Agent and Registrar ...........................................91 SECTION 11.06. Business Day ...............................................................................................91 SECTION 11.07. Governing Law ...........................................................................................91 SECTION 11.08. No Recourse Against Others .......................................................................91 SECTION 11.09. Successors ...................................................................................................91 SECTION 11.10. Multiple Originals .......................................................................................91 SECTION 11.11. Table of Contents; Headings .......................................................................92 SECTION 11.12. Force Majeure .............................................................................................92 SECTION 11.13. Severability .................................................................................................92 SECTION 11.14. USA Patriot Act ..........................................................................................92 SECTION 11.15. No Adverse Interpretation of Other Agreements ........................................92 SECTION 11.16. Applicable Tax Law ....................................................................................93 SECTION 11.17. Waiver of Jury Trial ....................................................................................93 SECTION 11.18. Submission to Jurisdiction ..........................................................................93 SECTION 11.19. Electronic Execution ...................................................................................94 Appendix A – Provisions Relating to Initial Notes Appendix B – Form of Supplemental Indenture to Be Delivered by Subsequent Subsidiary Guarantors Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of December 16, 2025 (this “Indenture”), among ARBOR REALTY SR, INC., a Maryland corporation (the “Issuer”), ARBOR REALTY TRUST, INC., a Maryland corporation (the “Company”), and UMB BANK, N.A., as Trustee (the “Trustee”). Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s 8.500% Senior Notes due 2028 (the “8.500% Senior Notes due 2028”) to be issued, from time to time, as provided in this Indenture: ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE SECTION 1.01. Definitions. “Accounting Change” has the meaning set forth in the definition of “GAAP.” “Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such merger, consolidation or acquisition. Acquired Indebtedness shall be deemed to have been incurred on the date such Person becomes a Subsidiary of the Company or merges or consolidates with or into the Company or any of its Subsidiaries or the date of the assumption of such Indebtedness by the Company or any of its Subsidiaries, as applicable. “Acquisition” means any acquisition or other Investment (including by way of merger, amalgamation or consolidation) by the Company or any of its Subsidiaries and any related incurrence of Indebtedness (including the incurrence of Acquired Indebtedness). “Additional Notes” means additional 8.500% Senior Notes due 2028 originally issued under this Indenture after the Issue Date. “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in the immediately preceding sentence and in the definition of “Subsidiary,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing. “Agent” means any Registrar, Paying Agent or co-Registrar. “Applicable Rating Agencies” means, at the option of the Issuer and at any time, (1) the two Rating Agencies most recently selected by the Issuer in its sole discretion to be the Applicable Rating Agencies or (2) the three Rating Agencies most recently selected by the Issuer in its sole discretion to be the Applicable Rating Agencies. For purposes of clarity, it is

2 understood and agreed that the Issuer may, from time to time and in its sole discretion, determine whether there shall be two or three Applicable Rating Agencies and select or change the Rating Agencies which shall be the Applicable Rating Agencies. “Associate” means, at any time, any Person, other than a Subsidiary of the Company, in which the Company or a Subsidiary of the Company holds, owns or acquires an ownership interest (whether by holding, owning or acquiring Capital Stock or otherwise) at such time. “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. “Board of Directors” means, as to any Person, the board of directors, managers or trustees or other governing body of such Person (or, if such Person is a partnership or limited liability company that does not have such a governing body, the board of directors, managers or trustees or other governing body of any direct or indirect general partner of such partnership or of any direct or indirect managing member or other managing Person of such limited liability company) or any duly authorized committee thereof. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. “Capital Stock” means: (1) with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and (2) with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person; in each case including each class or series of Common Stock and Preferred Stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clauses (1) or (2) above. “Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. “Cash Management Obligations” means obligations of the Company or any Subsidiary of the Company in relation to (1) treasury, depository or cash management services, arrangements or agreements (including, without limitation, credit, debt or other purchase card

3 programs and intercompany cash management services) or any automated clearinghouse (“ACH”) transfers of funds (including reimbursement and indemnification obligations with respect to letters of credit or similar instruments), and (2) netting services, overdraft protections, controlled disbursement, ACH transactions, return items, interstate deposit network services, supplier services, cash pooling and operational foreign exchange management, Society for Worldwide Interbank Financial Telecommunication transfers and similar programs. “Change of Control” means the occurrence of any one of the following: (a) the sale, assignment, lease, transfer or other conveyance (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one or more of its Subsidiaries or a combination thereof or a person controlled by the Company or one or more of its Subsidiaries or a combination thereof; or (b) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than any Subsidiary of the Company becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares or the like. Notwithstanding the foregoing, a transaction shall not be deemed to involve a “Change of Control” under clause (b) above if (i) the Company becomes a direct or indirect Wholly-Owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to such transaction or (B) immediately following such transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares or the like. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event. “Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities or to otherwise manage commodity prices or the risk of fluctuations in commodity prices. “Common Stock” means, with respect to (a) any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of or in such Person’s common stock or, if such Person is not a corporation, its common equity or (b) any Person that is a business trust, any and all common beneficial ownership interests (however designated and whether voting or non-voting) in such

4 Person, in each case including, without limitation, all series and classes of such common stock, other common equity or common beneficial ownership interests, as the case may be, but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the foregoing. The determination of whether any beneficial ownership interests or equity constitute common beneficial ownership interest or common equity, respectively, shall be made by the Company in good faith. “Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. “Consolidated Net Worth” of any Person means the consolidated stockholders’ equity (or, if such Person is not a corporation, the consolidated equity interests of its partners, members or other equity owners) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person and Capital Stock of such Person’s consolidated Subsidiaries not owned, directly or indirectly, by such Person. “Consolidated Non-Funding Debt” means, with respect to any Person as of any determination date, an amount equal to the sum of (1) the aggregate amount of all outstanding Non-Funding Indebtedness for borrowed money and obligations in respect of Capitalized Lease Obligations of such Person and its Subsidiaries on a consolidated basis, plus (2) the aggregate liquidation preference of Disqualified Capital Stock and Preferred Stock of Subsidiaries, less (3) up to $150.0 million aggregate amount of unrestricted cash of such Person and its Subsidiaries that is in excess of $50.0 million, in each case as of such determination date. “Consolidated Non-Funding Debt to Equity Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated Non-Funding Debt of such Person as of such determination date to the Consolidated Shareholders’ Equity of such Person as of such determination date. In the event that the Company or any Subsidiary incurs, assumes, guarantees, redeems, defeases, retires or extinguishes any Consolidated Non-Funding Debt (other than Consolidated Non-Funding Debt incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Capital Stock or Preferred Stock subsequent to the date of the most recent consolidated balance sheet for which the Consolidated Non-Funding Debt to Equity Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Non-Funding Debt to Equity Ratio is made (the “Consolidated Non-Funding Debt to Equity Ratio Calculation Date”), then the Consolidated Non-Funding Debt to Equity Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Capital Stock or Preferred Stock as if the same had occurred prior to such determination date; provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to any of the clauses in the definition of “Permitted Indebtedness.” For purposes of making the computation referred to above, any investments, acquisitions, dispositions, mergers, consolidations and disposed

5 operations that have been made by the Company or any of its Subsidiaries on or prior to or simultaneously with the Consolidated Non-Funding Debt to Equity Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations had occurred prior to the Consolidated Non-Funding Debt to Equity Ratio Calculation Date. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Company. “Consolidated Shareholders’ Equity” means, with respect to any Person as of any determination date, the total equity (capital), shareholders’ equity or partners’ capital, as applicable, as shown on the most recent consolidated balance sheet of such Person and its Subsidiaries that is internally available. “Credit Agreement” means any revolving credit agreement, term loan agreement or other loan or credit agreement entered into by the Company and/or any of its Subsidiaries, as borrower or borrowers or other obligors, as the case may be, after the Issue Date, on the one hand, and one or more of the lenders or agents under such agreement (or one or more Affiliates of any such lenders or agents), on the other hand, together with any and all existing and future documents related to such revolving credit agreement, term loan agreement or other loan or credit agreement (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties. “Corporate Trust Office” means the corporate trust office of the Trustee, which at the date of this Indenture is located at UMB Bank, N.A., 5555 San Felipe, Suite 870, Houston, TX 77056 Attn: Corporate Trust and Escrow Services. “Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by the Company) with respect to any Indebtedness permitted or not prohibited by this Indenture, including, without limitation, any agreements pursuant to which the Company or any of its Subsidiaries agrees to maintain a certain level of investment in a

6 Securitization Entity for the purposes of complying with any rules or regulations of the SEC or any other applicable laws, rules or regulations relating to risk-retention requirements in connection with securitization transactions. “Credit Facilities” means, with respect to the Company or any Subsidiary of the Company, any debt, credit, loan, warehousing, securitization or repurchase facilities or agreements (including, without limitation, the Existing Credit Agreements and any other Credit Agreements, the Existing Repurchase Agreements, and any other Repurchase Agreements), commercial paper or overdraft facilities or agreements, indentures, or other instruments and agreements (any or all of which may be outstanding at the same time), in each case with banks or other lenders, financial institutions, brokers, dealers, trustees, agents, buyers, sellers or other Persons, and any notes, bonds, debentures or similar instruments, in each case providing for, evidencing, creating or pursuant to which there may be incurred, issued, evidenced, secured or created revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to banks, lenders, investors or other Persons or to special-purpose entities formed to borrow from banks, lenders, investors or other Persons against such receivables), securitizations, letters of credit, sales and repurchases of Investments or other securities or assets, or other Indebtedness, together in each case with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case whether in effect on the Issue Date or entered into or assumed thereafter and in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties. “Currency Agreement” means any foreign exchange contract, currency swap agreement or other agreement or arrangement designed to protect against fluctuations in currency values or otherwise manage currency exchange rates or currency exchange rate risk. “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law. “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

7 “Depositary” means The Depository Trust Company or any successor depositary for the Global Notes. “Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors, if any (the “Performance References”). “Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event: (1) matures or is mandatorily redeemable in each case for cash or in exchange for Indebtedness (pursuant to a sinking fund obligation or otherwise); or (2) is redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of such Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the stated maturity date of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of such Capital Stock which so matures or is mandatorily redeemable or is so exchangeable, redeemable or repurchasable at the option of the holder thereof prior to the earlier of such dates will be deemed to be Disqualified Capital Stock, (ii) any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require such Person to redeem, repay, exchange or repurchase such Capital Stock upon the occurrence of a change of control triggering event, change of control, fundamental change or similar event (howsoever defined or referred to) shall not constitute Disqualified Capital Stock if any such redemption, repayment, exchange or repurchase obligation is subject to compliance by the relevant Person with Section 4.06 of this Indenture, (iii) any options, warrants and contracts (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of Capital Stock, and any securities (other than Capital Stock) convertible into or exchangeable for any shares of Capital Stock, shall not constitute Disqualified Capital Stock, (iv) Capital Stock will not be deemed to be Disqualified Capital Stock as a result of provisions in any stock option plan, restricted stock plan, or other equity incentive plan or any award or agreement issued or entered into thereunder that requires such Person or any of its Subsidiaries, or gives any current or former employee, director or consultant or their heirs, executors, administrators or assigns the right to require such Person or any of its Subsidiaries, to purchase, redeem or otherwise acquire or retire for value or otherwise Capital Stock or any other equity awards (including, without limitation, options, warrants or other rights to purchase or acquire Capital Stock, restricted stock and restricted stock units) issued or issuable under any such plan, award or agreement; and (v) Capital Stock will not constitute Disqualified Capital Stock to the extent that such Person or any of its Subsidiaries has the option of paying for

8 such Capital Stock at maturity, upon mandatory redemption, or upon any redemption, exchange or repurchase at the option of the holder of such Capital Stock, as the case may be, with Capital Stock (other than Disqualified Capital Stock) of such Person, any other Person of which such Person is a Subsidiary or any of their respective Subsidiaries. “DTC” means The Depository Trust Company. “Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Existing Credit Agreements” means any borrowing agreement, credit agreement, facilities agreement, loan agreement, or loan financing and servicing agreement of the Company and any of its Subsidiaries entered into for bona fide financing purposes and in effect on the Issue Date, which shall exclude, for the avoidance of doubt, any Existing Repurchase Agreement and any such agreement relating to Permitted Funding Indebtedness, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties. “Existing Repurchase Agreements” means all Repurchase Agreements to which the Company or any of its Subsidiaries is a party as of the Issue Date, in each case together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit,

9 warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties. “Existing Senior Notes” means, collectively, the Company’s 4.50% notes due 2027, 5.00% senior notes due 2026, 4.50% senior notes due 2026, 5.00% senior notes due 2028 and the Issuer’s 8.50% senior notes due 2027, 7.75% senior notes due 2026, 9.00% senior notes due 2027 and 7.875% senior notes due 2030, in each case, outstanding on the Issue Date. “fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Company in good faith. “FASB” means the Financial Accounting Standards Board or any successor thereto. “Fitch” means Fitch Ratings Inc. or any successor to the credit ratings business thereof. “Four Quarter Period” means, with any respect to any Person, any period of four consecutive fiscal quarters of such Person. “GAAP” means generally accepted accounting principles in the United States as in effect from time to time, consistently applied; provided that, (I) notwithstanding the foregoing but subject to clause (II) of this proviso, for purposes of determining compliance with any covenant (including the computation under any financial covenant and any related definitions) contained in this Indenture or the amount of Indebtedness (including, without limitation, for purposes of clause (4) of the first paragraph of Section 6.01) or other liabilities, assets, stockholders (or other) equity, net worth, revenues, expenses or net income (loss) of any Person or any of its Subsidiaries or any other amounts appearing in, derived from or used in compiling or preparing, the financial statements (including notes thereto) of any Person and/or any of its Subsidiaries, or making any financial or accounting computation or determination relevant to any Person or any of its Subsidiaries, (a) leases shall be classified and accounted for in accordance with FASB Accounting Standards Codification (“ASC”) 840 as in effect on December 31, 2018, (b) Indebtedness of any Person and its Subsidiaries shall exclude the effects of ASC 825 and ASC 470-20 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time, on financial liabilities, (c) no effect shall be given to ASC 326 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time, (d) the Company shall make such adjustments as it determines in good faith are necessary to remove the impact of consolidating any variable interest entities under the requirements of ASC 810 or transfers of financial assets accounted for as secured borrowings under ASC 860, as both of such ASC sections are in effect

10 on the Issue Date and (e) if any Person shall own, directly or indirectly, less than 100% of the outstanding Common Stock of any Subsidiary of such Person, then only a pro rata portion of the Indebtedness, other liabilities, assets, stockholders (or other) equity, net worth, revenues, expenses or net income (loss) of such Subsidiary or any other amounts relevant to such Subsidiary appearing in, derived from or used in compiling or preparing the financial statements (including notes thereto) of such Subsidiary or of such Person and/or any of its Subsidiaries, as applicable, shall be included for purposes of determining compliance with any such covenant or determining any such amount or making any such financial or accounting computation or determination referred to above, such pro rata portion to be proportionate to the percentage of the outstanding Common Stock of such Subsidiary owned, directly or indirectly, by such Person (or, at the option of such Person, proportionate to such Person’s total direct and indirect participation or economic interests (expressed as a percentage) in the stockholders (or other) equity or net income (loss) of such Subsidiary or in any other amount or item referred to above or relevant to such Subsidiary or any such determination or computation) and (II) clause (I) of this proviso shall not be applicable for purposes of the Financial Reports and other reports and information to be delivered by the Company pursuant to Section 4.09. For the avoidance of doubt, revenues, expenses, gains and losses that are included in results of discontinued operations because of the application of ASC 205 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time, will be treated as revenues, expenses, gains and losses from continuing operations. If there occurs a change in GAAP, and such change would cause a change in the method of calculation of any standards, terms or measures used in this Indenture (an “Accounting Change”), then the Company may elect that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred. “Global Note” means a Note in registered global form without coupons, registered in the name of a Depositary or its nominee. “Guarantee” means, individually, any guarantee of the Notes by a Guarantor pursuant to the terms of this Indenture and, collectively, all such guarantees of the Notes by Guarantors pursuant to the terms of this Indenture, in each case as any such guarantees may be amended or supplemented from time to time. “Guarantor” means the Company and each Subsidiary of the Company, if any, that guarantees the payment of the Notes pursuant to the terms of this Indenture; provided that, upon release or discharge of the Company or any such Subsidiary from its Guarantee of the Notes, or upon the termination of any such Guarantee, in accordance with this Indenture, such the Company or such Subsidiary, as applicable, shall cease to be a Guarantor. “Holder” means a Person in whose name a Note is registered on the Registrar’s books. “incur” has the meaning set forth in Section 4.07(a). The terms “incurred” and “incurring” shall have correlative meanings. “Indebtedness” means with respect to any Person, without duplication:

11 (1) the principal amount of indebtedness of such Person for borrowed money; (2) the principal amount of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all Capitalized Lease Obligations of such Person; (4) all payment obligations of such Person issued or assumed as the deferred purchase price of property and all payment obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (but, in each case, excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business and any earn-out or similar obligations and also excluding all obligations other than those relating to payment of the purchase price of the applicable property or assets); (5) the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except in each case to the extent such obligations relate to trade payables or other accrued liabilities arising in the ordinary course of business); (6) Indebtedness of other Persons of the types referred to in clauses (1) through (5) above and clauses (8) and (10) below to the extent (and only to the extent) guaranteed by such referent Person; (7) Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such referent Person, the amount of such Indebtedness of such referent Person being deemed to be the lesser of the fair market value of such property or asset and the amount of the Indebtedness of such other Person so secured; (8) all net payment obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements of such Person, other than obligations incurred or agreements entered into for hedging purposes; (9) all outstanding Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and, if such Disqualified Capital Stock is subject to repurchase at the option of holder, its maximum fixed repurchase price (or, if such Disqualified Capital Stock does not have a liquidation preference or a maximum fixed repurchase price, its estimated repurchase price as determined by the Company in good faith), but excluding in each case accrued dividends and premium, if any (for purposes of this clause (9), “fixed repurchase price” shall mean a price specified as a fixed amount in U.S. dollars or other applicable currency); and (10) all repurchase obligations (excluding accrued interest or any portion of such obligations representing accrued interest) of such Person under Repurchase Agreements to which it is party.

12 For purposes of determining the amount of Indebtedness under any covenants, definitions or other provisions of this Indenture: (a) guarantees of, and obligations in respect of letters of credit, bankers’ acceptances and other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included and the incurrence or creation of any such guarantees, obligations or Liens shall not be deemed to be the incurrence of Indebtedness; (b) unless otherwise expressly provided in this Indenture, the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and (c) if any Person shall own, directly or indirectly, less than 100% of the outstanding Common Stock of any Subsidiary of such Person, then only a pro rata portion of the Indebtedness, of such Subsidiary shall be included for purposes of determining the amount of Indebtedness of such Person and its Subsidiaries on a consolidated basis, such pro rata portion to be determined as set forth in the definition of “GAAP.” It is understood and agreed that, anything in this Indenture to the contrary notwithstanding, Indebtedness of variable interest entities (within the meaning of GAAP) shall not be deemed Indebtedness of any Person or any of its Subsidiaries. For purposes of determining compliance with any U.S. dollar-denominated restriction (including, without limitation, those set forth in any definition) on the amount or incurrence of any Indebtedness, the U.S. dollar-equivalent amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount (or, if incurred with original issue discount, the issue price) of such Refinancing Indebtedness does not exceed the principal amount (or if incurred with original issue discount, the accreted value) of such Indebtedness being Refinanced plus any additional Indebtedness incurred to pay interest or dividends thereon plus the amount of any premium (including tender premiums), defeasance costs and any fees and expenses incurred in connection with the incurrence of such Refinancing Indebtedness; and provided, further, notwithstanding anything to the contrary set forth in Section 4.07, Section 4.08, the definition of “Permitted Indebtedness” or elsewhere in this Indenture, the maximum amount of Indebtedness that the Company and its Subsidiaries may incur pursuant to Section 4.07 and such definition shall not be deemed to be exceeded, nor shall the Company be deemed to have breached its obligations under Section 4.08, solely as a result of fluctuations in currency exchange rates. Subject to the foregoing, the principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness and Indebtedness being Refinanced are denominated that is in effect on the date of such Refinancing. Unsecured Indebtedness shall not be treated as

13 subordinated or junior to secured Indebtedness merely because such Indebtedness is unsecured. In calculating the U.S. dollar-equivalent amount of Indebtedness denominated in a foreign currency, the Company may, at its option, take into account any Currency Agreement applicable to such Indebtedness. It is understood and agreed that, anything in this Indenture to the contrary notwithstanding, the term “Indebtedness” shall not include (i) any commitment to make loans, advances or other Investments, or to purchase Investments, Persons or other securities or assets (ii) or any of the junior subordinated notes outstanding as of the Issue Date and as described in the Offering Memorandum. “Indenture” means this Indenture, as amended or supplemented from time to time. “Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by the Company from time to time. “Insolvency Event” means, with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any part of its assets or property in an involuntary case under any applicable Insolvency Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any applicable Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of any action by such Person in furtherance of any of the foregoing. “Insolvency Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally. “Intercompany Indebtedness” means Indebtedness of the Company or any of its Subsidiaries owing to the Company or any of its Subsidiaries. “interest” means, with respect to any Note, interest payable on such Note. “Interest Payment Date” means June 15 and December 15 of each year. “Interest Rate Agreement” means any interest rate swap, cap, floor, collar, hedge or similar agreements and any other agreement or arrangement designed to manage interest rates or interest rate risk.

14 “Investment” means any direct or indirect loan, loan origination or other extension of credit (including, without limitation, a guarantee), any capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness, any servicing rights, any real property or interests in real property (including, without limitation, improvements, fixtures and accessions thereto and ground leases), and any other investment assets (whether tangible or intangible). “Investment” shall exclude extensions of trade credit in the ordinary course of business, but, unless otherwise expressly stated or the context otherwise requires, shall include acquisitions of any of the foregoing or of any Person, whether by merger, consolidation, acquisition of Capital Stock or assets or otherwise. “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder. “Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or an equivalent rating by any other Rating Agency. “Issue Date” means December 16, 2025. “Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person. “Issuer Order” means a written request or order signed in the name of the Issuer by any Officer, and delivered to the Trustee or Paying Agent, as applicable. “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest). “Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References. “Material Debt” means, indebtedness pursuant to each of the following agreements, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time: (a) each indenture or note purchase agreement governing any of the Existing Senior Notes; and (b) any other indenture or note purchase agreement between the Company or a Subsidiary of the Company (and in respect of which the Company is an obligor) and a trustee

15 which is generally comparable to the indentures or note purchase agreements described in clause (a) above. “Moody’s” means Moody’s Investors Service, Inc., and any successor to the credit rating business thereof. “MSR” means mortgage servicing rights (including master servicing rights and excess mortgage servicing rights) entitling the holder to service mortgage loans. “MSR LC Facility” means any letter of credit facility issued by a financial institution which is secured by MSRs or the cash flows in respect of MSRs. “Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or incurrence of Indebtedness, means the cash proceeds of such issuance, sale or incurrence, as the case may be, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts and commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance, sale or incurrence, as the case may be, and net of taxes paid or payable as a result thereof. “Net MSR Value” means the amount of (i) MSRs of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and shown on the balance sheet of the annual or quarterly report most recently furnished to holders or filed with the SEC, as the case may be, in accordance with this Indenture, prior to such time, minus (ii) the aggregate principal amount of any MSR LC Facility. “Net Short” means, with respect to a Holder or beneficial owner of a Note, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor, if any, immediately prior to such date of determination. “Non-Funding Indebtedness” means Indebtedness other than Permitted Funding Indebtedness. “Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not the Issuer or a Guarantor of the Notes. “Non-Recourse Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries: (1) that is advanced to finance the acquisition of Securitization Assets or other assets and secured only by the assets to which such Indebtedness relates (or by a pledge of equity in the Securitization Entity or Subsidiary of the Company owning such assets) without recourse to the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other

16 obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph of Section 6.01) a claim for payment has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of clause (4) of the first paragraph of Section 6.01) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a claim for the payment of Indebtedness for borrowed money of the Company or any Subsidiary of the Company and is also a liability (for GAAP purposes) of the Company or such Subsidiary, as applicable (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness)); (2) that is advanced to any Subsidiaries or group of Subsidiaries of the Company formed for the sole purpose of acquiring or holding Securitization Assets or other assets (directly or indirectly) against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, any other assets of the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph of Section 6.01) a claim for payment has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of clause (4) of the first paragraph of Section 6.01) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a claim for the payment of Indebtedness for borrowed money of the Company or any Subsidiary of the Company and is also a liability (for GAAP purposes) of the Company or such Subsidiary, as applicable (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness)); (3) that is advanced to finance the acquisition of real property and secured by only the real property (and any accessions, improvements and fixtures thereto) to which such Indebtedness relates (or by a pledge of equity in the Securitization Entity or Subsidiary of the Company owning such assets) without recourse to the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph of Section 6.01) a claim for payment has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of clause (4) of the first paragraph of Section 6.01) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a claim for

17 the payment of Indebtedness for borrowed money of the Company or any Subsidiary of the Company and is also a liability (for GAAP purposes) of the Company or such Subsidiary, as applicable (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness)); (4) in respect of which recourse for payment is contractually limited to specific assets (including, without limitation, intangible assets) of the Company or any of its Subsidiaries encumbered by a Lien securing such Indebtedness (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph of Section 6.01) a claim for payment has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligation with respect to any such Standard Recourse Undertakings shall (solely for purposes of clause (4) of the first paragraph of Section 6.01) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a claim for the payment of Indebtedness for borrowed money of the Company or any Subsidiary of the Company and is also a liability (for GAAP purposes) of the Company or such Subsidiary, as applicable (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness)); or (5) customary completion or budget guarantees provided to lenders in connection with any of the foregoing clauses (1) through (4) in the ordinary course of business. For the purposes of clarity, it is understood and agreed that, solely for purposes of clause (4) of the first paragraph of Section 6.01, if the payment of any Indebtedness for borrowed money of the Company or any of its Subsidiaries that would otherwise constitute Non-Recourse Indebtedness is guaranteed in part but not in whole by the Company or a Subsidiary of the Company in such manner that the portion of such Indebtedness so guaranteed no longer constitutes Non-Recourse Indebtedness, then (solely for the purposes of clause (4) of the first paragraph of Section 6.01) the portion of the Indebtedness so guaranteed shall be deemed to constitute recourse Indebtedness and the remainder of such Indebtedness shall be deemed to constitute Non-Recourse Indebtedness. “Notes” means the Issuer’s 8.500% Senior Notes due 2028 (including, for the avoidance of doubt, any Additional Notes) issued under this Indenture, all of which shall be treated as a single class of securities for all purposes (including voting) under this Indenture, as the Notes may be amended or supplemented from time to time. “Offering Memorandum” means the Company’s and the Issuer’s offering memorandum, dated December 11, 2025, relating to the Notes, as the same may have been or may be amended or supplemented from time to time. “Officer” means, with respect to any Person, (1) the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, any Vice President

18 (whether or not the title “Vice President” is preceded or followed by any other title such as “Senior,” “Executive” or otherwise), any Managing Director, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member, as the case may be, of such Person, and (2) any other individual designated as an “Officer” by the Board of Directors of such Person (or, if applicable, by the Board of Directors of any general partner or managing member referred to in clause (1)(b)). “Officer’s Certificate” means, with respect to any Person, a certificate signed by an Officer of such Person . “Opinion of Counsel” means a written opinion, reasonably acceptable to the Trustee, from legal counsel, which may be an employee of or counsel to the Company, and delivered to the Trustee. Anything in this Indenture to the contrary notwithstanding, any such opinion of legal counsel may rely, as to factual matters, on a certificate of an Officer (or similar official) of the Issuer, the Company, any Guarantor or any other Person and on certificates and statements of governmental bodies and officials and may include customary qualifications, limitations and exceptions. “Organizational Documents” means, with respect to any entity, its charter and bylaws, its limited or general partnership agreement and certificate of limited or general partnership, its limited liability company agreement, operating agreement or other similar agreement and its limited liability company certificate, its trust agreement, or any similar organizational documents of such entity, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Performance References” has the meaning set forth in the definition of “Derivative Instrument.” “Permitted Funding Indebtedness” means (i) any Indebtedness incurred by the Company or any of its Subsidiaries in connection with investment activities of a Similar Business, including, without limitation, (a) Indebtedness to finance real estate assets, infrastructure assets, real estate related assets and infrastructure related assets and any other Credit Facilities and/or repurchase facilities entered into in the ordinary course of business or consistent with past practice for purposes of warehousing, securitization and repurchase activities and (b) Non-Recourse Indebtedness and Indebtedness under Credit Enhancement Agreements or arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity, as well as any Indebtedness incurred by the Company or any of its Subsidiaries in the ordinary course of their respective businesses, and (ii) Indebtedness incurred by the Company or any of its Subsidiaries to Refinance, repay or retire any Indebtedness incurred under clause (i) above (plus, without duplication, any additional Indebtedness incurred to pay interest or dividends thereon and the amount of any premium (including tender premium), defeasance costs and any fees and expenses incurred in connection with such Refinancing); provided, however, that the excess (determined as of the time of incurrence of such Indebtedness pursuant to this clause (ii)), if any, of (x) the

19 amount of any Secured Indebtedness being incurred pursuant to this clause (ii) for which the holder thereof has contractual recourse (other than recourse pursuant to Standard Recourse Undertakings) to the general assets of the Company or any of its Subsidiaries to satisfy claims with respect thereto over (y) the aggregate Realizable Value of the assets that secure such Secured Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness that is subject to the covenant set forth above under the Section 4.07 except with respect to, and solely to the extent of, any such excess that exists at the time of the initial incurrence of such Secured Indebtedness incurred under this clause (ii), which excess shall be entitled to be incurred pursuant to any other provision under the covenant set forth above under the Section 4.07 including, without limitation, pursuant to any of the clauses of the definition of “Permitted Indebtedness” other than clause (17) thereof). The amount of any Permitted Funding Indebtedness shall be determined in accordance with provisions set forth in the definition of “Indebtedness.” “Permitted Indebtedness” means, without duplication, each of the following: (1) (a) Notes in an aggregate principal amount not to exceed the aggregate principal amount thereof issued on the Issue Date and (b) the Existing Senior Notes in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Issue Date; (2) [omitted intentionally]; (3) (a) Indebtedness of the Company or any of its Subsidiaries under the Existing Credit Agreements or the Existing Repurchase Agreements, in each case to the extent such Indebtedness (or commitments to fund such Indebtedness) is incurred or outstanding on the Issue Date; (4) Indebtedness of the Company or any of its Subsidiaries incurred or outstanding on the Issue Date, other than Indebtedness described in clauses (1) or (3) above that is incurred or outstanding on the Issue Date; (5) Indebtedness of the Company or any of its Subsidiaries under Commodity Agreements, Currency Agreements and Interest Rate Agreements incurred or entered into for hedging purposes and not for speculative purposes; (6) Intercompany Indebtedness; provided, however, that: (a) if the Company is the obligor on Indebtedness owing to and held by a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to the Notes; (b) if a Guarantor is the obligor on Indebtedness owing to and held by a Non- Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to such Guarantor’s Guarantee of the Notes; and

20 (c) (i) any subsequent issuance or transfer of Capital Stock or other event which results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Subsidiary of the Company, shall in each case referred to in clause (i) and (ii) immediately above be deemed to constitute an incurrence of such Indebtedness by the Company or such Subsidiary not permitted by this clause (6). (7) Indebtedness of the Company or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten Business Days of incurrence; (8) (x) Indebtedness of the Company or any of its Subsidiaries in respect of banker’s acceptances, workers’ compensation claims, surety, performance, bid, customs, stay, appeal, tax or similar bonds, security deposits, performance or completion guarantees and payment obligations in connection with self-insurance or similar obligations provided or obtained by the Company or any Subsidiary of the Company in the ordinary course of business and (y) Indebtedness of the Company or any of its Subsidiaries owed to (including in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations, taxes or contributions for social security, wages or unemployment, health, disability or other employee benefits, or property, casualty or liability insurance provided to the Company or any of its Subsidiaries pursuant to reimbursement or indemnification obligations of such Person, in each case incurred in the ordinary course of business; (9) Refinancing Indebtedness of the Company or any of its Subsidiaries; (10) Indebtedness of the Company and its Subsidiaries if, immediately after giving effect to the incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis under GAAP, outstanding under this clause (10) shall not exceed the greater of (x) $600.0 million and (y) 4.5% of Total Assets at such time; (11) Indebtedness of any Person (a) outstanding on the date of any acquisition of Investments or other securities or assets from such Person, including through the acquisition of a Person that becomes a Subsidiary of the Company or is acquired by, or merged or consolidated with or into, the Company or any Subsidiary of the Company, or that is assumed by the Company or any of its Subsidiaries in connection with any such acquisition (other than Indebtedness incurred by such Person in connection with, or in contemplation of, such acquisition, merger or consolidation) or (b) incurred by the Company or any of its Subsidiaries to provide all or any portion of the funds utilized to acquire, or to consummate the transaction or series of related transactions in connection with or in contemplation of any acquisition of, any Investments or other securities or assets, including through the acquisition of a Person that becomes a Subsidiary of the Company or is acquired by, or merged or consolidated with or into, the Company or any Subsidiary of the Company; provided, however, that immediately after giving effect to the incurrence of such Indebtedness pursuant to this clause (11) and, if

21 applicable, the repayment, repurchase, defeasance, redemption, Refinancing or other discharge of any other Indebtedness in connection with such acquisition, merger or consolidation and the other pro forma adjustments, if applicable, set forth in the definition of “Consolidated Non- Funding Debt to Equity Ratio” on a pro forma basis, either (i) the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(b) or (ii) the Consolidated Non-Funding Debt to Equity Ratio of the Company would not have been greater than the Consolidated Non-Funding Debt to Equity Ratio immediately prior to such transaction; (12) Indebtedness of the Company or any of its Subsidiaries arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case incurred or assumed in connection with an investment in or the acquisition or disposition of any business, Investments or other securities or assets of the Company or any business, Investments, other securities or assets or Capital Stock of a Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, Investments, assets or Capital Stock for the purpose of financing such acquisition; (13) Indebtedness incurred by the Company or any Subsidiary of the Company in connection with (i) insurance premium financing arrangements, (ii) deferred compensation payable to directors, officers, members of management, employees or consultants of the Company or any Subsidiary of the Company or of any Manager or any Subsidiary of any Manager, (iii) contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to real property of the Company or any Subsidiary of the Company, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law and (v) obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar arrangements entered into with the seller of a business or any other similar arrangements providing for the deferred payment of the purchase price for an Investment or other securities or assets or any other acquisition; (14) Indebtedness of the Company or any of its Subsidiaries owed to banks and other financial institutions incurred in the ordinary course of business of the Company and its Subsidiaries in connection with Cash Management Obligations and other ordinary banking arrangements to provide treasury services or to manage cash balances of the Company and its Subsidiaries; (15) Indebtedness consisting of promissory notes issued by the Company or any Subsidiary of the Company to future, present or former directors, officers, employees or consultants of the Company or any Manager or any of their respective Subsidiaries or their respective assigns, estates, heirs, family members, spouses, former spouses, domestic partners or former domestic partners to finance the purchase, redemption or other acquisition, cancellation or retirement of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock or other equity-based awards, of the Company or any Subsidiary of the Company;

22 (16) Indebtedness of the Company or any of its Subsidiaries to the extent the Net Cash Proceeds from such Indebtedness are, within 60 days after such Indebtedness is incurred: (i) used to purchase any or all of the Notes tendered in a Change of Control Offer made as a result of a Change of Control Triggering Event; (ii) used to redeem any or all of the Notes pursuant to this Indenture; or (iii) deposited to effect Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes pursuant to this Indenture; (17) Permitted Funding Indebtedness; (18) guarantees of Indebtedness of the Company or any Subsidiary of the Company (including, without limitation, Guarantees, if any, of the Notes) by the Company or any Subsidiary of the Company; provided that such Indebtedness was incurred or outstanding on the Issue Date or, when incurred, was permitted (or not prohibited) to be incurred by Section 4.07(b) or any other provision of this definition of “Permitted Indebtedness;” and (19) Capitalized Lease Obligations, Purchase Money Obligations or mortgage financings, if immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis under GAAP, outstanding under this clause (19) shall not exceed the greater of (x) $265.0 million and (y) 2% of Total Assets at such time. For purposes of determining compliance with Section 4.07 and Section 5.01, and for purposes of the foregoing provisions of the definition of “Permitted Indebtedness” and the definition of “Refinancing Indebtedness,” in the event that an item of Indebtedness (including Indebtedness incurred or outstanding on the Issue Date) or portion thereof meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is entitled to be incurred pursuant to Section 4.07(b), the Company shall, in its sole discretion, classify (and may later reclassify) such item of Indebtedness (or any portion thereof) in any manner that complies with Section 4.07 (including, without limitation, paragraph (b) thereof) or with the foregoing provisions of the definition of “Permitted Indebtedness” (it being understood, for purposes of clarity, that the Company will be entitled to divide and classify, and subsequently re-divide and reclassify, an item of Indebtedness into or out of one or more of the categories of Indebtedness referred to in this sentence). In determining compliance with the amount of Indebtedness permitted or which may be incurred under, or classified or reclassified to, clauses (10) and (19) above, the aggregate principal amount of Indebtedness outstanding under any such clause and the amount of Total Assets shall be determined after giving effect to the incurrence of the applicable Indebtedness under, or the classification or reclassification of the applicable Indebtedness into or out of, such clause, as the case may be, and, if applicable, the receipt and application of the proceeds therefrom (including, without limitation, to repay other Indebtedness and to acquire Investments, Persons, or other securities or assets), and the maximum amount of Indebtedness that the Company and its Subsidiaries may incur pursuant to

23 clause (10) or (19), as applicable, shall not be deemed to be exceeded solely as a result of a subsequent decline in the amount of Total Assets. Accrual of interest, accretion or amortization of original issue discount, payment of interest on any Indebtedness in the form of additional Indebtedness with substantially the same terms, and the accrual, accumulation or payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class or series of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.07 or Section 5.01 or the foregoing provisions of the definition of “Permitted Indebtedness.” In addition, for purposes of determining compliance with Section 4.07 and Section 5.01, and for purposes of the foregoing provisions of the definition of “Permitted Indebtedness” and the definition of “Refinancing Indebtedness,” in the event that the Company or any Subsidiary enters into or increases commitments under a revolving credit facility or enters into any commitment to incur Indebtedness, the incurrence of all or any portion of the Indebtedness that may be incurred under such revolving credit facility (or increased commitment) or commitment (including issuance and creation of letters of credit and bankers’ acceptances thereunder) (any such entire or partial amount of Indebtedness until the Company's election under this paragraph is revoked, the "Reserved Debt Amount") will, at the Company’s option, either (a) be determined on the date of such entry into, or increase in commitments under, such revolving credit facility (assuming that the Reserved Debt Amount has been borrowed as of such date) or the date of entry into such commitment to incur Indebtedness (assuming that the Reserved Debt Amount has been borrowed as of such date) and, if any ratio, test or other provision of this Indenture is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this Indenture irrespective of such ratio, test or other provision of this Indenture at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) or (b) be determined on the date such amount is borrowed pursuant to any such revolving credit facility or the date such Indebtedness is incurred pursuant to such commitment, as the case may be, and, in each case, the Company may revoke such determination at any time and from time to time. “Person” means an individual, limited or general partnership, limited liability company, corporation, unincorporated organization, trust, association, joint-stock company or joint venture, or a government or any agency or political subdivision thereof or any other entity. “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, dissolution or winding-up. “Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of any property (real, personal or mixed) or asset (including Capital Stock), whether through the direct acquisition of such property or asset or the acquisition of the Capital Stock of any Person owning such property or asset, or otherwise.

24 “Qualified Equity Offering” means any private or public issuance or sale by the Company of its Capital Stock (other than Disqualified Capital Stock) for cash. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include: (1) any issuance and sale registered on Form S-4 or Form S-8; (2) any issuance and sale to any of the Company’s Subsidiaries or to any employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their respective employees; or (3) any issuance of Capital Stock in connection with a transaction that constitutes a Change of Control. “Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if either Fitch, Moody’s or S&P (the “Retiring Agency”) ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (an “NSRO”), selected by the Company as a replacement agency for the Retiring Agency; provided that, notwithstanding the provisions of clause (2) above, the Company may, at its option and in its sole discretion, elect not to select a replacement agency for a Retiring Agency if, at the time such Retiring Agency ceases to rate the Notes or fails to make a rating on the Notes publicly available, any two other Rating Agencies are rating the Notes; and provided, further, that, if at any time there are only two Rating Agencies rating the Notes, the Company may, at its option and in its sole discretion, select any NSRO that is rating the Notes as a third Rating Agency. “Rating Decline Period” means the 60-day period (which 60-day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by any of the Applicable Rating Agencies, so long as such public announcement occurs during such 60-day period (without giving effect to any such extension)) after the earliest of (a) the occurrence of a Change of Control, (b) the first public notice of the occurrence of such Change of Control and (c) the first public notice of the Company’s intention to effect such Change of Control. “Rating Event” means, with respect to any Change of Control, (a) the credit rating on the Notes is lowered, during the Rating Decline Period relating to such Change of Control, by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook) by (1) if there are two Applicable Rating Agencies at the beginning of such Rating Decline Period, both such Applicable Rating Agencies or (2) if there are three Applicable Rating Agencies at the beginning of such Rating Decline Period, two or more such Applicable Rating Agencies, and each such Applicable Rating Agency that shall have lowered its credit rating on the Notes as described in clause (1) or (2) above, as the case may be, shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control and (b) immediately after giving effect to the reduction in the credit rating on the Notes by the relevant Applicable Rating Agencies as described in clause (a)(1) or (2) above, as the case may be, the Notes do not have an Investment Grade Rating from any Applicable Rating Agency.

25 “Realizable Value” of an asset means, at any time, the lesser of (x) if applicable, the original cost of such asset to the Company and/or any of its Subsidiaries and (y) the market value of such asset at such time as determined by the Company in accordance with the agreement governing the applicable Permitted Funding Indebtedness (or, if such agreement does not contain any provision for determining such market value, as determined in good faith by management of the Company), as the case may be; provided, however, that the Realizable Value of any asset which a Person (other than an Affiliate of the Company) has a contractual commitment to purchase from the Company or any of its Subsidiaries shall be the minimum price payable to the Company or such Subsidiary for such asset pursuant to such contractual commitment. “Record Date” means June 1 and December 1 of each year. “Redemption Date” means a date fixed for redemption of Notes as provided pursuant to this Indenture and the Notes. “Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, replace or refund (including pursuant to any defeasance, covenant defeasance or satisfaction, discharge or similar mechanism), or to issue a security or incur new Indebtedness in exchange or replacement for such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings. “Refinancing Indebtedness” means Indebtedness of the Company or any Subsidiary of the Company that Refinances any other Indebtedness of the Company or any Subsidiary of the Company incurred or outstanding in accordance with, or not in violation of, Section 4.07 (other than Indebtedness outstanding under clauses (5) through (8), (10), (12) through (15), and (18) of the definition of “Permitted Indebtedness”), including, without limitation, Indebtedness that Refinances Refinancing Indebtedness; provided, however, that: (1) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or, if incurred with original issue discount, the aggregate accreted value) of the Indebtedness being Refinanced plus, without duplication, any additional Indebtedness incurred to pay interest or dividends thereon and the amount of any premium (including tender premium), defeasance costs and any fees and expenses incurred in connection with such Refinancing; (2) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced at such time; and (3) (a) if the final stated maturity of the Indebtedness being Refinanced is earlier than the final stated maturity of the Notes, the Refinancing Indebtedness has a final stated maturity no earlier than the final stated maturity of the Indebtedness being Refinanced or (b) if the final stated maturity of the Indebtedness being Refinanced is on or later than the final stated maturity of the Notes, the Refinancing Indebtedness has a final stated maturity at least 91 days later than the final stated maturity of the Notes;

26 provided that if such Indebtedness being Refinanced is subordinate to the Notes in right of payment pursuant to the terms of any instrument or agreement evidencing such Indebtedness being Refinanced or under which such Indebtedness shall have been incurred, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent as provided in the documentation governing the Indebtedness being Refinanced. For purposes of clarity, it is understood and agreed that (x) whether any particular item of Indebtedness is outstanding under any of the foregoing clauses of the definition of “Permitted Indebtedness” shall be determined after giving effect to any classification or reclassification of Indebtedness by the Company pursuant to the first paragraph immediately following the definition of “Permitted Indebtedness,” (y) if the terms of any Indebtedness being Refinanced provide that the final stated maturity thereof may be extended, whether at the option of the borrower or otherwise, the final stated maturity of such Indebtedness shall be determined, for purposes of this definition, without giving effect to any such extension unless such extension is in effect at the time of such Refinancing and (z) the conditions set forth in clauses (2) and (3) of this definition shall not be applicable with respect to any Disqualified Capital Stock that does not have a final stated maturity. For purposes of this definition, if all of the outstanding shares of any class or series of Disqualified Capital Stock by their terms mature or are mandatorily redeemable (in whole and not in part) on a fixed and determinable date, and if such maturity or mandatory redemption date is not subject to or contingent upon the occurrence of any event or condition, then such maturity date or mandatory redemption date, as the case may be, shall be deemed to be the final stated maturity of such Disqualified Capital Stock for purposes of this definition and the definition of “Weighted Average Life to Maturity.” “Repurchase Agreement” means an agreement between the Company and/or any of its Subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Company and/or such Subsidiary or Subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Capital Stock, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or

27 replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties. “Repurchase Agreement Assets” means any Applicable Assets (which term has the meaning set forth in the definition of “Repurchase Agreement” above) that are or may be sold by the Company or any of its Subsidiaries pursuant to a Repurchase Agreement. “Required Asset Sale” means any asset sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to Permitted Funding Indebtedness, which rights or obligations are either in existence on the Issue Date (or similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a government-sponsored enterprise. “Residual Interests” means any residual, subordinated, reserve accounts and retained ownership interest held by the Company or a Subsidiary in any Securitization Entity, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP. “Responsible Officer” means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee, including any vice president, trust officer or any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture. “Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes. “S&P” means S&P Global Ratings or any successor to the credit ratings business thereof. “SEC” means the U.S. Securities and Exchange Commission or any successor thereto. “Secured Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries secured by a Lien upon the property of the Company or any of its Subsidiaries. For purposes of clarity, it is understood and agreed that Indebtedness of the Company or any of its Subsidiaries under a Repurchase Agreement constitutes Secured Indebtedness. “Securities Act” means the Securities Act of 1933, as amended.

28 “Securitization” means a public or private transfer, sale or financing of servicing advances, mortgage loans, installment contracts, other loans, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized (collectively, “Securitization Assets”) by which the Company or any of its Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets or incurs Non-Recourse Indebtedness secured by specified Securitization Assets, including any such transaction involving the sale of specified Securitization Assets to a Securitization Entity. “Securitization Asset” has the meaning set forth in the definition of “Securitization.” “Securitization Entity” means (i) any Person established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities) or other similar securities; (ii) any special-purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or for the purpose of holding Capital Stock of, or securities issued by, any related Securitization Entity, regardless of whether such special-purpose Subsidiary is an issuer of securities; provided that such special- purpose Subsidiary described in this clause (ii) is not an obligor with respect to any Indebtedness of the Company or any Guarantor; (iii) any Person established for the purpose of holding Securitization Assets and issuing Non-Recourse Indebtedness secured by such Securitization Assets; (iv) any special-purpose Subsidiary formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements (including, without limitation, any Subsidiary that is established for the purpose of owning another Securitization Entity and pledging the equity of that other Securitization Entity as security for the Indebtedness of such other Securitization Entity) and regardless of whether such Subsidiary is an issuer of securities; provided that such special-purpose Subsidiary is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements; and (v) any other Subsidiary which is established for the purpose of (x) acting as sponsor for and organizing and initiating Securitizations or (y) facilitating or entering into a Securitization, in each case that engages in activities reasonably related or incidental thereto and that is not an obligor or guarantor with respect to any Indebtedness of the Company. Whether or not a Person is a Securitization Entity shall be determined in good faith by the Company. “Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. “Senior Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer or any Executive Vice President (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member of such Person.

29 “Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References. “Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such Rule is in effect on June 1, 2021), with the calculation of whether such Subsidiary is a “significant subsidiary” within the meaning of such Rule 1-02(w) to be made in accordance with GAAP. For the avoidance of doubt, it is understood and agreed that, for purposes of applying the “investment test” set forth in subsection (1)(i) of such Rule 1-02(w), the provisions of subsection (1)(i)(C) (and not the provisions of subsection (1)(i)(A) or (1)(i)(B)) shall be used. “Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries or any of their respective Associates on the Issue Date and (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries or any of their respective Associates that are related, complementary, incidental, ancillary or similar to any of the businesses, services or activities referred to in clause (a) above or are extensions, expansions or developments of any of such businesses, services or activities. “Standard Recourse Undertakings” means, with respect to any Securitization or Indebtedness, (a) such representations, warranties, covenants and indemnities which are customarily (as determined by the Company) made by sellers of financial assets or other Securitization Assets, including, without limitation, Securitization Repurchase Obligations, and (b) such customary (as determined by the Company) carve-out matters for which the Company or any of its Subsidiaries acts as an indemnitor or guarantor in connection with any such Securitization or Indebtedness, such as fraud, misappropriation and misapplication of funds, misrepresentation, criminal acts, repurchase obligations for breach of representations or warranties, environmental indemnities, Insolvency Events, non-approved transfers and similar undertakings which the Company determines in good faith to constitute standard undertakings customarily provided by sellers of financial assets. “Subsidiary” means, with respect to any Person and at any time, any other Person if (a) more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other Subsidiaries of such referent Person or (b) the management and policies of such other Person are otherwise controlled (as determined in good faith by such referent Person), directly or indirectly, by such referent Person and/or one or more other Subsidiaries of such referent Person. As used in the immediately preceding sentence, the term “controlled” shall have the meaning set forth in the definition of “Affiliate.” For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, variable interest entities (within the meaning of GAAP) shall not be deemed to be Subsidiaries of any Person.

30 “TIA” or “Trust Indenture Act” mean the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the Issue Date, “TIA” and “Trust Indenture Act” mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended. “Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP. “Total Unencumbered Assets” as of any date means the sum (without duplication) of: (1) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and (2) all other assets (but excluding goodwill) of the Company and its Subsidiaries not securing any portion of Secured Indebtedness, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP. For the avoidance of doubt, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, “Total Unencumbered Assets” shall include (i) Residual Interests, except to the extent such Residual Interests (and without regard to the underlying collateral in respect thereof) are pledged to secure Indebtedness of the Company or a Subsidiary and (ii) assets equal to the Net MSR Value solely to the extent that there is no Indebtedness outstanding under any MSR LC Facility or other Indebtedness collateralized by MSRs or cash flows in respect of MSRs. “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee. “Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Company or any of its Subsidiaries plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, it is understood and agreed that, anything in the foregoing sentence to the contrary notwithstanding, the cost of real estate assets shall include any portion of such cost that may be allocated to intangible assets under GAAP. “United States” or “U.S.” means the United States of America. “Unsecured Indebtedness” means Indebtedness of the Company or any of its Subsidiaries that is not Secured Indebtedness, determined on a consolidated basis in accordance with GAAP.

31 “U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt. “U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. “Voting Stock,” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of, or to appoint or to approve the appointment of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency. “Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Capital Stock as of any date of determination, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled principal payment of such Indebtedness or scheduled redemption payment or similar scheduled payment with respect to such Disqualified Capital Stock, including payment at final stated maturity, by (ii) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment by (2) the sum of all such payments. For purposes of clause (1) of the immediately preceding sentence, a payment shall be deemed to be “scheduled” only if such payment is mandatory and not subject to or contingent upon the occurrence of any event or condition and the term “final stated maturity,” as applied to any Disqualified Capital Stock, shall have the meaning set forth in the final sentence of the definition of “Refinancing Indebtedness.” “Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the Capital Stock (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company or the Company’s other Wholly-Owned Subsidiaries at such time. In this Indenture, references to a “revolving credit facility” and similar references shall be deemed to include, without limitation, any Repurchase Agreement which provides for successive sales and repurchases of securities or other assets or is otherwise intended to provide financing on a revolving basis, and references to “revolving credit Indebtedness” and similar references shall be deemed to include, without limitation, Indebtedness under any such Repurchase Agreement, in each case unless otherwise expressly stated or the context otherwise requires. The Company

32 shall determine in good faith whether or not a Repurchase Agreement constitutes a revolving credit facility. In this Indenture (a) references to sections of, or rules or regulations under, the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections, rules or regulations, as the case may be, promulgated by the SEC from time to time and (b) references to accounting standards, codifications or pronouncements shall be deemed to include any substitute, replacement or successor accounting standards, codifications or pronouncements promulgated by the FASB or any other recognized accounting authority in the United States of America, except, in each case, (1) as otherwise set forth in Section 4.09, the definitions of “Change of Control,” “Consolidated Non-Funding Debt to Equity Ratio,” “GAAP” and “Significant Subsidiary” or any other provision of this Indenture which expressly provides that a law, rule or regulation, or any accounting standard, codification or pronouncement, shall be the law, rule, regulation, standard, codification or pronouncement, as applicable, as in effect on the Issue Date or other specified date and except as the context otherwise requires or (2) as otherwise determined by the Company pursuant to the last sentence of the definition of “GAAP” or any other provision of this Indenture that permits the Company to determine whether to give effect to any such substitute, replacement or successor sections, rules, regulations or accounting standards, codifications or pronouncements or any Accounting Changes or other changes in GAAP. SECTION 1.02. Other Definitions. Term Defined in Section “Acceleration”............................................................ 6.01 “ACH”........................................................................ 1.01 (“Cash Management Obligations”) “Applicable Assets” ................................................... 1.01 (“Repurchase Agreement”) “Applicable Tax Law” ............................................... 11.17 “ASC” ........................................................................ 1.01 (“GAAP”) “Certificated Note” .................................................... Appendix A “Change of Control Offer”......................................... 4.06 “Change of Control Payment Date” ........................... 4.06 “Change of Control Purchase Price”.......................... 4.06 “Covenant Defeasance” ............................................. 8.02 “Covenant Termination Date” ................................... 4.05 “Default Direction” 6.02 “delayed Redemption Date” ...................................... 3.05 “Directing Holder” 6.02 “Events of Default” .................................................... 6.01

33 “Financial Reports” .................................................... 4.09 “Guarantee Obligations” 10.01 “Initial Notes” ............................................................ 2.03 “Instructions” ............................................................. 11.02 “Legal Defeasance” ................................................... 8.02 “Noteholder Direction” 6.02 “Participant” ............................................................... 2.15 “Paying Agent” .......................................................... 2.04 “Payment Default” ..................................................... 6.01 “Position Representation” 6.02 “Registrar” ................................................................. 2.04 “Repo Buyer” ............................................................. 1.01 (“Repurchase Agreement”) “Repo Seller” ............................................................. 1.01 (“Repurchase Agreement”) “Securitization Assets” .............................................. 1.01 (“Securitization”) “Surviving Entity” ..................................................... 5.01 “Terminated Covenants” ............................................ 4.05 “Verification Covenant” 6.02 SECTION 1.03. Rules of Construction; Calculation Date for Basket or Ratio. (a) Unless otherwise expressly stated or the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation;” (5) “will” shall be interpreted to express a command; (6) words in the singular include the plural and words in the plural include the singular; (7) provisions apply to successive events and transactions;

34 (8) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Appendix, Exhibit, clause or other subdivision; (9) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and (10) “$” and “U.S. dollars” each refer to U.S. Legal Tender. (b) Notwithstanding anything to the contrary provided in this Indenture, when calculating the availability under any basket or financial ratio under this Indenture in connection with an Acquisition (including for purposes of Section 4.07 and Section 5.01, the definition of “Permitted Indebtedness” (including the related definition of “Total Assets”), and the definition of “Refinancing Indebtedness”), the date of calculation or determination of such basket or ratio and whether such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any Default or Event of Default)) shall, at the option of the Company, be the date the definitive agreement for such Acquisition is entered into (any such date, the “Acquisition Test Date”) and such baskets or ratios (and whether any related requirements or conditions are complied with) shall be calculated or determined on a pro forma basis after giving effect to such Acquisition and the other transactions to be entered into in connection therewith (including the application of proceeds thereof) as if they occurred on the Acquisition Test Date and if after giving effect to such Acquisition and the other transactions to be entered into in connection therewith (including the application of proceeds thereof) the Company and its Subsidiaries would have been able to undertake such actions and transactions on the Acquisition Test Date in compliance with such basket or ratio (including any related requirements or conditions), such basket or ratio (including any related requirements or conditions) will be deemed complied with (or satisfied) for all purposes; provided that if financial statements prepared on a consolidated basis in accordance with GAAP for a more recently ended fiscal quarter become available, the Company may elect, in its sole discretion, to recalculate or redetermine all such baskets or ratios (including any related requirements or conditions) on the basis of such financial statements, in which case, such date of recalculation or redetermination will thereafter be deemed to be the applicable Acquisition Test Date for purposes of such baskets or ratios (including any related requirements or conditions). For the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in Total Assets of the Company or the target company (with Total Assets of the target company determined as though references to the “Company” in the definition of “Total Assets” and the definition of terms related thereto were references to the target company, mutatis mutandis)) subsequent to such Acquisition Test Date and at or prior to the consummation of the relevant Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Acquisition and the related transactions are permitted under this Indenture and (y) such baskets or ratios (including any related requirements or conditions) shall not be tested at the time of consummation of such Acquisition or related transactions; provided that if the Company elects to have such determinations occur at the Acquisition Test Date, any such transactions and actions shall be deemed to have occurred on the Acquisition Test Date and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture in connection with any action or transaction unrelated to such Acquisition after the Acquisition Test Date and before the

35 consummation of such Acquisition unless and until such Acquisition has been terminated or abandoned, as determined by the Company, prior to the consummation thereof. Notwithstanding the foregoing, the Company may at any time withdraw any election made under this paragraph. (c) Each item of this Indebtedness that is incurred or issued and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant ratio based test. ARTICLE 2 THE NOTES SECTION 2.01. Amount of Notes Unlimited. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited and the Issuer may issue an unlimited principal amount of Additional Notes under this Indenture having identical terms as the Notes initially issued under this Indenture on the Issue Date (other than issue date, and, if applicable, issue price, the first Interest Payment Date and the date from which interest will accrue, and except that any such Additional Notes may, but need not, be subject to or include transfer restrictions); provided that if any Additional Notes are not fungible with the Notes initially issued on the Issue Date for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP and ISIN numbers from the Notes initially issued on the Issue Date. The Issuer may issue Additional Notes in compliance with the terms of this Indenture, including the provisions of Section 4.07. The Notes initially issued on the Issue Date and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture. SECTION 2.02. Form and Dating; Denominations. The Notes (including Global Notes) and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit 1 to Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes shall bear such legends as may be required by Appendix A hereto (which is incorporated in and expressly made a part of this Indenture) and may have such other notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage. The Issuer shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise provided in an Issuer Order, Notes shall be issued initially in the form of one or more Global Notes in registered form without coupons, which shall be deposited with the Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, and shall bear the applicable legends required by Appendix A. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Note Custodian, and on the “Schedule of Increases or Decreases in Global Note” attached to such Global Note.

36 Notes may be issued in the form of Certificated Notes in registered form without coupons and that do not bear a Global Note Legend, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, in exchange for interests in Global Notes only in the circumstances and manner set forth in Section 2.15 and in compliance with the provisions, if applicable, of Appendix A. SECTION 2.03. Execution and Authentication. An Officer shall sign the Notes for the Issuer by manual or electronic image scan (e.g., pdf) signature. If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid. The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $400,000,000 (the “Initial Notes”) upon receipt by the Trustee of an Issuer Order. In addition, the Trustee shall from time to time thereafter authenticate Additional Notes in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.07) for original issue upon receipt by the Trustee of an Issuer Order. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes. A Note shall not be valid until an authorized signatory of the Trustee manually or electronically, signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. SECTION 2.04. Registrar and Paying Agent. The Issuer shall maintain an office or agency in the United States of America where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate (without notice to Holders) one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and where such notices and demands may be served and may from time to time rescind

37 or change such designations; provided, however, that no such designation, rescission or change shall relieve the Issuer of its obligation to maintain an office or agency in the United States of America for such purposes. The Issuer may change or remove any Paying Agent, Registrar or co-Registrar without notice to any Holder so long as there is a Paying Agent and Registrar in United States of America. The Issuer will give prompt written notice to the Trustee of any such designation, rescission, removal or change referred to in the two immediately preceding sentences. The Company or any of its Subsidiaries may act as Registrar, co-Registrar or Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee but without notice to Holders, may appoint one or more co- Registrars and one or more additional paying agents reasonably acceptable to the Trustee and may rescind the appointment of and change any such co-Registrars or additional paying agents. The term “Paying Agent” includes any additional paying agent. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Issuer hereby appoints the Trustee, acting through its Corporate Trust Office in the United States of America, as initial Paying Agent and Registrar for the Notes. SECTION 2.05. Paying Agent To Hold Money in Trust. On or prior to 11:00 a.m. (New York City time) on each due date of principal of, or premium, if any, or interest on any Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee. SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. SECTION 2.07. Transfer and Exchange.

38 Subject to Section 2.15 and, if applicable, the provisions of Appendix A, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements and any applicable requirements under Appendix A for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. The Issuer, the Registrar, any co-Registrar and the Trustee may require a Holder to furnish such endorsements and transfer documents as any of them may reasonably request in connection with the registration of transfer or exchange of Notes, in addition to any documents that otherwise are required or may be required as provided in this Indenture (including Exhibit 1 to Appendix A hereto). A Note may not be transferred or exchanged unless such Note shall have been surrendered at an office or agency maintained by the Issuer for such purpose. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate and deliver Notes at the Registrar’s or co-Registrar’s request. No service charge shall be imposed by the Issuer, the Trustee or any Registrar, Paying Agent or co-Registrar for any registration of transfer or exchange (other than pursuant to Section 2.08), but the Issuer, the Registrar or any co-Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. To the fullest extent permitted by applicable law, prior to the due presentment of any Note for registration of transfer or exchange, the Issuer, the Trustee and any Agent may deem and treat the Person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Issuer, the Trustee or any Agent shall be affected by notice to the contrary. The Registrar or any co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes and ending at the close of business on the day of such mailing (or other transmittal), (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, or (iii) tendered for repurchase pursuant to a Change of Control Offer and not validly withdrawn. Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Depositary for such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system. SECTION 2.08. Replacement Notes.

39 If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or stolen, and if the Issuer and the Trustee receive evidence to their satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met and subject to satisfaction of any additional requirements, if applicable, as may be set forth in Appendix A hereto. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee to protect the Issuer, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for the reasonable expenses of the Issuer, the Trustee and any Agent in replacing a Note pursuant to this Section 2.08, including reasonable fees and expenses of counsel to the Issuer, the Trustee or any Agent, as well as any transfer tax or similar governmental charge payable in connection therewith. Every replacement Note is an additional obligation of the Issuer. To the fullest extent permitted by applicable law, the provisions of this Section 2.08 shall be exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes. SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions and increases in the interests in Global Notes effected by the Trustee, the Registrar or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note (subject to the provisions of Section 2.10). If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08. If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on any Redemption Date, maturity date, Change of Control Payment Date or any other date on which a payment of principal of a Note is due, the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender in an amount sufficient to pay all of the principal, premium, if any, and interest due on such Note payable on that date, then on and after that date such Note ceases to be outstanding and interest on it ceases to accrue. SECTION 2.10. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee

40 shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded. SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to the same rights, benefits and privileges as Holders of definitive Notes. Anything herein to the contrary notwithstanding, the Notes may be in typewritten form. SECTION 2.12. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, at the written direction of the Issuer, and no one else, shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures and deliver a certificate of such disposal to the Issuer upon its written request therefor unless the Issuer directs the Trustee to deliver canceled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. If the Issuer or any Affiliate shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12. SECTION 2.13. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest, plus, to the extent lawful, any interest payable on the defaulted interest at the rate provided in the last paragraph of Section 4.01, in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and the related payment date and shall promptly mail or cause the Trustee (at the request and expense of the Issuer) to mail (or, in the case of Global Notes, otherwise transmit in accordance with the Depositary’s applicable procedures) to each Holder, with a copy to the Trustee (if mailed or transmitted by the Issuer), a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. SECTION 2.14. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers, and if so, the Trustee shall use the CUSIP and/or ISIN numbers in notices of redemption, repurchase, Change of Control Offers or exchanges and on checks or advice of payment as a convenience to Holders; provided, however, that neither the Issuer nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN numbers that appear on any Note or any such notice, check

41 or advice of payment, and any such notice or advice of payment may state that no representation is made as to the correctness or accuracy of such CUSIP or ISIN numbers and that reliance may be placed only on the other identification numbers printed on the Notes, and no such redemption, repurchase, Change of Control Offer, exchange, advice or payment shall be affected by any defect in or omission of any such numbers. SECTION 2.15. Book-Entry Provisions for Global Notes. (a) Unless otherwise specified in an Issuer Order or as provided in 2.15(b) below, the Global Notes shall (i) be registered in the name of the Depositary or a nominee of such Depositary, (ii) be delivered to the Note Custodian for such Depositary and (iii) bear such legends as may be required by Appendix A hereto. Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or the Note Custodian, or under the Global Notes, and the Depositary may be treated by the Issuer, the Trustee and any Agent as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of Depositary’s customary procedures governing the exercise of the rights of a Holder or beneficial owner of any Note. (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be exchanged for Certificated Notes only as follows and subject, if applicable, to the further requirements set forth in this Indenture, including Appendix A hereto. Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (1) the Depositary notifies the Issuer that the Depositary is unwilling or unable to continue as depositary for the Global Notes or ceases to be a clearing agency registered under the Exchange Act (if such registration is required by applicable law) and the Issuer does not appoint a successor Depositary for the Notes within 90 days after the Issuer receives such notification or becomes aware that the Depositary has ceased to be so registered, as the case may be, (2) the Issuer, at its option and subject to the Depositary’s procedures, notifies the Trustee in writing that the Issuer elects to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing an Event of Default. The Trustee and the Registrar shall have no obligation to effect an exchange of Global Notes for Certificated Notes pursuant to clause (3) of the immediately preceding sentence until receipt of a written request from the Issuer. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if applicable, will bear the applicable restrictive legends referred to in Appendix A hereto unless the Issuer determines otherwise or such legend shall have been removed as provided in Appendix A hereto, and in any event subject, if applicable, to the requirements set forth in Appendix A hereto.

42 ARTICLE 3 REDEMPTION SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and whether the redemption is being made pursuant to paragraph (a), (b) or (c) of Section 5 of the Notes. The Issuer shall give each notice to the Trustee provided for in this Section 3.01 at least five days before notice of redemption is required to be mailed (or otherwise transmitted) to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee in writing); provided that such notice may be revoked by the Issuer by written notice to the Trustee at any time prior to the time on the date specified by the Issuer for the Trustee to forward notice of such redemption to Holders as provided in Section 3.03 or, if the Issuer does not request the Trustee to forward notice of such redemption to Holders, at any time prior to the Issuer’s giving of the notice of such redemption to Holders pursuant to Section 3.03. SECTION 3.02. Selection of Notes To Be Redeemed. If less than all the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee on a pro rata basis; provided that, in the case of Notes represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor. Notes shall be redeemed in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed. SECTION 3.03. Notice of Redemption. Subject to the provisions of Section 3.05, notice of any redemption of the Notes will be mailed by the Issuer by first-class mail, postage prepaid, or, if the Notes are represented by one or more Global Notes and if the Depositary’s applicable procedures so provide, transmitted in accordance with the Depositary’s applicable procedures therefor, at least 10 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed at its registered address (or at such other address or in such other manner as may be provided by the Depositary’s applicable procedures). Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and include statements to substantially the following effect (with such changes therein or additions thereto as the Issuer in its sole discretion may deem appropriate): (1) the Redemption Date;

43 (2) the redemption price (or, if not then ascertainable at the time, a general statement regarding how the redemption price will be calculated) and that accrued and unpaid interest, if any, on the Notes to be redeemed shall be paid to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date); (3) the name and address of the Paying Agent; (4) that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any; (5) if less than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed and stating that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed (or, in the case of Global Notes, appropriate adjustments of the principal amount of a Global Note will be made, as applicable); (6) that, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Issuer has deposited with a Paying Agent, on or before the applicable Redemption Date, funds in an amount sufficient to pay the redemption price of the Notes or portions thereof called for redemption on such Redemption Date and accrued and unpaid interest, if any, thereon to, but excluding, such Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), and the only remaining right of the Holders of the Notes or portions thereof called for redemption will be to receive payment of the redemption price and such accrued and unpaid interest, if any, upon surrender of the Notes to be redeemed to the Paying Agent; and (7) any conditions to such redemption as determined by the Issuer in its sole discretion, and, if such redemption is subject to conditions, the Issuer may at its option also include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Issuer’s sole discretion, either (at the Issuer’s option) to a date specified by the Issuer in such notice or in a subsequent notice to Holders (subject, if the Issuer shall so elect, to the satisfaction of any or all such conditions or the Issuer’s written waiver of any such conditions that are not satisfied) or until such time as any or all such conditions have been satisfied or waived by the Issuer in writing, and that, if any such condition shall not have been satisfied as and when required (as determined by the Issuer in its sole discretion and taking into account any election by the Issuer to delay such Redemption Date), then (unless the Issuer shall have waived in writing any such conditions that are not satisfied), the Issuer shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Issuer as aforesaid) and may cancel such proposed redemption and rescind such notice of redemption, or any other statement that the Issuer in its sole discretion may

44 deem necessary or advisable concerning matters described in Section 3.05 or to implement any provision of Section 3.05. At the Issuer’s written request (which shall specify the date and, at the option of the Issuer, the time at which the notice of redemption shall be given), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense unless the Issuer shall have revoked such notice of redemption as provided in Section 3.01. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03 at least five days prior to the Trustee giving the notice of redemption, unless the Trustee consents to a shorter period. The notice, if mailed (or otherwise transmitted) in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail (or to transmit such notice in accordance with the Depositary’s applicable procedures) or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed (or otherwise transmitted) in accordance with Section 3.03 and all conditions (if any) to such redemption are satisfied as and when required (as determined by the Issuer in its sole discretion and taking into account any election by the Issuer to delay the applicable Redemption Date as provided in Section 3.05) or the Issuer waives in writing any such conditions that are not satisfied, (i) Notes called for redemption become due and payable on the Redemption Date (or, if the Issuer has delayed such Redemption Date, the applicable delayed Redemption Date (as defined in Section 3.05), as the case may be) and at the applicable redemption price plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (or delayed Redemption Date, as applicable) (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), (ii) upon surrender to the Paying Agent, such Notes or portions thereof called for redemption shall be paid at the redemption price plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date (or, if the Issuer has delayed such Redemption Date, to, but excluding, the applicable delayed Redemption Date, as the case may be), except that the interest payable on any Interest Payment Date falling on or prior to such Redemption Date (or delayed Redemption Date, as the case may be) shall be paid to the Persons who were the Holders of record at the close of business on the applicable Record Date, and (iii) on and after the applicable Redemption Date (or, if the Issuer has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be) interest shall cease to accrue on Notes or portions thereof called for redemption. SECTION 3.05. Conditions to Redemption. (a) Any redemption of the Notes may, in the Issuer’s sole discretion, be subject to one or more conditions precedent, which shall be described in the related notice of redemption to Holders of Notes, which conditions may include, without limitation, completion of one or more Qualified Equity Offerings or other securities offerings or other financings, transactions or events. If such redemption is subject to satisfaction of one or more conditions precedent, such

45 notice to Holders of Notes may (at the option of the Issuer) include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Issuer’s sole discretion, either (at the Issuer’s option) to a date specified by the Issuer in such notice or in a subsequent notice to such Holders (subject, if the Issuer shall so elect, to satisfaction of any or all such conditions or the Issuer’s written waiver of any such conditions that are not satisfied) or until such time as any or all of such conditions have been satisfied or waived by the Issuer in writing, and that, if any such conditions shall not have been satisfied as and when required (as determined by the Issuer in its sole discretion and taking into account any election by the Issuer to delay such Redemption Date), then (unless the Issuer shall have waived in writing any such conditions that are not satisfied), the Issuer shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Issuer as aforesaid) and may cancel such proposed redemption and rescind any notice of such redemption. In order to delay any Redemption Date (or to further delay any delayed Redemption Date (as defined below)), the Issuer shall provide written notice to the Trustee at least two Business Days before such Redemption Date (or such delayed Redemption Date, as the case may be), to the effect that the Issuer has elected to delay such Redemption Date (or such delayed Redemption Date, as the case may be) and specifying the new Redemption Date (a “delayed Redemption Date”) (which may, at the Issuer’s option, be specified as the date on which any or all conditions to such redemption are satisfied (as determined by the Issuer in its sole discretion) or waived by the Issuer), and the Trustee shall provide such notice to each Holder of the Notes that were to be redeemed in the same manner in which the notice of redemption was given. The Issuer may delay any Redemption Date on one or more occasions. (b) If all conditions precedent (if any) to any redemption of the Notes shall not have been satisfied as and when required (as determined by the Issuer in its sole discretion and taking into account any election by the Issuer to delay such Redemption Date) or waived by the Issuer in writing and the Issuer has not elected to delay (or further delay) the applicable Redemption Date (or the applicable delayed Redemption Date, as the case may be), the Issuer shall provide written notice to the effect that the Issuer has elected to cancel such redemption to the Trustee prior to close of business two Business Days prior to such Redemption Date (or such delayed Redemption Date, as the case may be). Upon the Trustee’s receipt of such notice, the notice of such redemption shall be automatically rescinded and such redemption shall be automatically canceled and the Issuer shall have no obligation to redeem the Notes called for redemption. Promptly after receipt of such notice, the Trustee shall provide such notice to each Holder of the Notes that were to have been redeemed in the same manner in which the notice of redemption was given. SECTION 3.06. Deposit of Redemption Price. Prior to or on the Redemption Date, subject to the satisfaction of any conditions specified in the applicable notice of redemption pursuant to Section 3.05, the Issuer shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date (or delayed Redemption Date, as applicable)), on all Notes and portions of Notes to be redeemed on the Redemption Date

46 (or delayed Redemption Date, as applicable), other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. SECTION 3.07. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver (including by book-entry transfer) to the applicable Holder (at the Issuer’s expense) a new Note registered in the same name and bearing the same legends, if any, as the Notes surrendered for redemption, equal in principal amount to the unredeemed portion of the Note surrendered (it being understood that, notwithstanding anything in this Indenture to the contrary, no Officer’s Certificate or Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver any such new Note). ARTICLE 4 COVENANTS SECTION 4.01. Payment of Notes. The Issuer shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds money sufficient to pay the principal, premium and interest due on such date. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay the principal of and premium, if any, on, and may pay interest on, any Certificated Notes at the office or agency maintained by the Issuer for such purpose in the United States of America as required by Section 4.02, upon surrender of such Certificated Notes by the Holders thereof at such office or agency. Interest on any Certificated Notes may also be paid, at the Issuer’s option, by check mailed to the addresses of the Holders entitled thereto appearing in the registry books of the Registrar or by wire transfer to accounts in the United States of America specified by such Holders. The Issuer will pay principal of, and premium, if any, and interest on, Global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of such Global Note. The Issuer will pay interest on overdue principal of, and, to the extent permitted by applicable law, on overdue premium, if any, and overdue installments of interest on, the Notes at a per annum rate equal to the interest per annum otherwise borne by the Notes, to, but excluding, the date on which such overdue principal, premium or interest, as the case may be, is considered paid or provided for as provided in the first paragraph of this Section 4.01 or is otherwise paid or provided for.

47 SECTION 4.02. Maintenance of Office or Agency. The Issuer shall maintain in the United States of America the office or agency required under Section 2.04. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency in the United States of America (unless such office or agency is an office of the Trustee). If at any time the Issuer shall fail to maintain any such required office or agency in the United States of America or shall fail to furnish the Trustee with the address thereof, the presentations, surrenders, notices and demands referred to in Section 2.04 may be made or served at the address of the Trustee set forth in Section 11.02. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind or change such designations, all as further provided in Section 2.04. The Issuer hereby initially designates the Corporate Trust Office of UMB Bank, N.A. located at 5555 San Felipe, Suite 870, Houston, TX 77056 Attn: Corporate Trust and Escrow Services, as such office of the Issuer in accordance with this Section 4.02 and Section 2.04. SECTION 4.03. Compliance Certificate; Notice of Default. (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, an Officer’s Certificate signed by the principal executive officer, the principal financial officer, the principal accounting officer or the treasurer of the Issuer and one other Officer of the Issuer stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Issuer, the Company and each other Guarantor, if any, has complied with all conditions and covenants applicable to it under this Indenture and further stating, as to each such Officer signing such certificate, that to such Officer’s knowledge, the Issuer, the Company and each other Guarantor, if any, during such preceding fiscal year has kept, observed, performed and fulfilled each such covenant and condition and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of any such Default or Event of Default, the certificate shall describe such Default or Event of Default and the status thereof. (b) The Issuer shall deliver to the Trustee promptly, and in any event within 30 days, after any Senior Officer of the Issuer obtains knowledge of a Default or Event of Default an Officer’s Certificate specifying the Default or Event of Default and describing its status and the action taken or proposed to be taken in respect thereof. SECTION 4.04. Waiver of Stay, Extension or Usury Laws. To the extent permitted by applicable law, the Issuer and each Guarantor, if any, covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other similar law

48 that would prohibit or forgive the Issuer or such Guarantor, as applicable, from paying all or any portion of the principal of, or premium, if any, or interest on, the Notes or the Guarantee of any such Guarantor, as applicable, as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and, to the extent permitted by applicable law, the Issuer and each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. SECTION 4.05. Termination of Covenants and Guarantees. (a) Section 4.10 (other than the portions thereof relating to the limitation on the obligations of each Guarantor under its Guarantee of the Notes and Article 10 of this Indenture as provided in Section 10.03 and the portions thereof relating to the termination and release of each Guarantor from its Guarantee of the Notes and from all of its obligations under its Guarantee of the Notes and this Indenture as provided in Section 10.05), Section 4.07 and clauses (2) and (4) of Section 5.01(a) (collectively, the “Terminated Covenants”) will automatically and permanently terminate and will be of no further force or effect, and the Company and its Subsidiaries will be automatically and permanently released from all of its obligations thereunder, on and after any date (the “Covenant Termination Date”) that (A) (i) if there are two Applicable Rating Agencies on the Covenant Termination Date, the Notes have an Investment Grade Rating from both Applicable Rating Agencies or (ii) if there are three Applicable Rating Agencies on the Covenant Termination Date, the Notes have an Investment Grade Rating from at least two of the Applicable Rating Agencies and (B) no Default or Event of Default has occurred and is continuing with respect to the Notes and thereafter any omission to comply with any of the Terminated Covenants (or the Guarantees, if any, of the Notes, which Guarantees (other than the Guarantee by the Company) also shall be automatically and permanently terminated and released as set forth in Section 4.05(b)) shall not constitute a breach, Default or Event of Default under the Notes or this Indenture. (b) All of the Guarantees of the Notes (other than the Guarantee by the Company) will automatically and permanently terminate and will be of no further force or effect, and all of the obligations of the Guarantors (other than the Company), if any, under such Guarantees and this Indenture will be automatically and permanently released, on the Covenant Termination Date. (c) The Issuer shall deliver an Officer’s Certificate to the Trustee notifying the Trustee of the Covenant Termination Date promptly (but in no event later than ten Business Days) after such date, and the Trustee shall have no obligation to monitor or determine whether a Covenant Termination Date has occurred; provided that any failure by the Issuer to deliver any such Officer’s Certificate shall not constitute a Default or Event of Default or affect the automatic and permanent termination of the Terminated Covenants, the Guarantees of the Notes by Subsidiaries of the Company (if any) and the other obligations referred to in this Section 4.05 on the Covenant Termination Date.

49 SECTION 4.06. Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event (unless the Issuer has exercised its right to redeem all of the then outstanding Notes pursuant to Section 5 of the Notes by sending (or causing the Trustee to send) a notice of redemption), the Issuer shall offer to purchase each Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date) (the “Change of Control Purchase Price”). (b) Within 30 days following the date upon which the Change of Control Triggering Event shall have occurred, the Issuer must (unless the Issuer has exercised its right to redeem all of the Notes pursuant to Section 5 of the Notes by sending (or causing the Trustee to send) a notice of redemption) send, by first class mail, a notice to each Holder of Notes (or, in the case of Global Notes, send such notice in accordance with the applicable procedures, if any, of the Depositary), with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state: (1) that the Change of Control Offer is being made pursuant to this Indenture and that all Notes that are validly tendered and not withdrawn will be accepted for payment; (2) the Change of Control Purchase Price and the purchase date, which must be a Business Day no earlier than 10 days nor later than 60 days from the date such notice is mailed (or otherwise transmitted), other than as may be required by law (the “Change of Control Payment Date”); (3) that any Note not tendered will continue to accrue interest; (4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date (unless the Issuer shall default in the payment of the Change of Control Purchase Price of the Notes) and the only remaining right of the Holder will be to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent; (5) that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any such Note surrendered for repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof; (6) that if a Holder elects to have a Note purchased pursuant to a Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note duly completed, to the Person and at the address specified in the notice (or, in the case of Global Notes, to surrender the Note

50 and provide the information required by such form in accordance with the applicable procedures, if any, of the Depositary) prior to the close of business on the third Business Day prior to the Change of Control Payment Date; (7) that a Holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and (8) that if any Note is purchased only in part a new Note will be issued in principal amount equal to the unpurchased portion of the Note surrendered. (c) On or before the Change of Control Payment Date for the Notes, the Issuer will, to the extent lawful: (1) accept for payment all Notes or portions of Notes (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) validly tendered and not withdrawn pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount thereof would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000; (2) deposit with a Paying Agent an amount equal to the payment due in respect of all Notes or portions thereof so tendered and not withdrawn; (3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted for payment; and (4) deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the applicable provisions of this Indenture. (d) The Issuer, the depositary, if any, appointed by the Issuer for such Change of Control Offer or a Paying Agent, as the case may be, shall promptly mail or deliver (or, in the case of Global Notes, deliver in accordance with the applicable procedures, if any, of the Depositary) to each tendering Holder an amount equal to the Change of Control Purchase Price of the Notes validly tendered by such Holder and not withdrawn and accepted by the Issuer for purchase. Further, the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver (including by book-entry transfer) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note accepted for payment (it being understood that, notwithstanding anything in this Indenture to the contrary, no Officer’s Certificate or Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver any such new Note). Any Note not so accepted shall be promptly mailed or delivered (including by book-entry transfer) by the Issuer or the Trustee to the Holder thereof.

51 (e) Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date (unless the Issuer shall default in the payment of the Change of Control Purchase Price of the Notes). (f) If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date for the Notes, any accrued and unpaid interest on the Notes to, but excluding, the Change of Control Payment Date will be paid to the Persons in whose names the applicable Notes are registered at the close of business on the applicable Record Date. (g) The Issuer will not be required to make a Change of Control Offer for the Notes upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture that are applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything in this Indenture to the contrary, a Change of Control Offer may be made in advance of a Change of Control or a Change of Control Triggering Event conditioned upon the occurrence of such a Change of Control or Change of Control Triggering Event, if a definitive agreement regarding such Change of Control is in effect at the time of making the Change of Control Offer. (h) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue thereof. (i) The provisions of this Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event (including the definitions relating thereto) and the terms of any such offer may, subject to the limitations set forth in Section 9.02, be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. SECTION 4.07. Limitation on Incurrence of Additional Indebtedness. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness and other than as provided in paragraph (b) below. (b) The Company and any of its Subsidiaries may incur Non-Funding Indebtedness if, on the date of the incurrence of such Indebtedness and immediately after giving effect to the incurrence of such Indebtedness and the repayment, repurchase, defeasance, redemption or other discharge of any other Indebtedness with the proceeds of the Indebtedness

52 being so incurred or in connection with the transactions pursuant to which such Indebtedness is being incurred, on a pro forma basis: (1) the Consolidated Non-Funding Debt to Equity Ratio of the Company and its Subsidiaries is not greater than 1.75 to 1.00; (2) the Company would have been in compliance with the covenant set forth under Section 4.08 as of the last day of the most recent fiscal quarter for which financial statements of the Company are available; and (3) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of incurring such Indebtedness. SECTION 4.08. Maintenance of Total Unencumbered Assets. The Company will maintain Total Unencumbered Assets of not less than 120% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP. SECTION 4.09. Reports to Holders. (a) Whether or not required by the rules and regulations of the SEC and so long as any Notes are outstanding, the Company will mail or otherwise transmit to the Holders of the outstanding Notes: (1) all quarterly and annual financial information that would be required to be contained in Items 7, 7A and 8 of Part II of a filing with the SEC on Form 10-K and Items 1, 2, and 3 of Part I of a filing with the SEC on Form 10-Q, as applicable, if the Company were required to file such forms pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder and, with respect to the annual information only, a report on the Company’s annual financial statements by the Company’s independent public accounting firm, in each case within 15 days after the last day of the applicable time period for filing with the SEC (plus any applicable extensions of such time period) specified in the relevant form or in the rules and regulations of the SEC or any other applicable laws, rules or regulations; and (2) all current reports that would be required to be filed with the SEC on Form 8- K if the Company were required to file such reports pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder, in each case within three Business Days after the last day of the applicable time period for filing with the SEC (plus any applicable extensions of such time period) specified in Form 8-K or in the rules and regulations of the SEC or any other applicable laws, rules or regulations; provided, however, that (i) no such report will be required to be furnished to the extent such report would be required by Items 1.04, 3.01, 3.02, 3.03, 5.02(e), 5.03, 5.04, 5.05, 5.06, 5.07 or 5.08 of Form 8-K; and (ii) no such report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to Holders or the

53 business, assets, operations, financial position or prospects of the Company and its Subsidiaries, taken as a whole; provided, however, that, in the event that the Company is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, (i) the time periods for filing of the foregoing information and reports (collectively, the “Financial Reports”) specified in the relevant forms or rules and regulations of the SEC or any other applicable laws, rules or regulations as described in clauses (1) and (2) above shall be those applicable to a non-accelerated filer or shall otherwise be the longest available time period under such forms, rules and regulations of the SEC or other applicable laws, rules or regulations, as the case may be (plus any applicable extensions of such time period), and (ii) the Financial Reports (A) will not be required to contain any “segment information” or comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K or Regulation G (with respect to any non-GAAP financial measures contained therein) promulgated by the SEC, (B) will not be required to include information required by Item 601 of Regulation S-K promulgated by the SEC, (C) will not be required to include financial statements for any acquired entity, businesses or assets (whether acquired by merger, consolidation, acquisition of assets or Capital Stock or otherwise) unless such acquisition has occurred and such financial statements would be required by Rule 3-05 of Regulation S-X promulgated by the SEC to be included in an annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8- K of the Company, as the case may be; provided that, notwithstanding that such Rule 3- 05 or any other law, rule or regulation would require that some or all of such financial statements be audited, the Company may nonetheless deliver unaudited financial statements unless the Company shall have obtained such audited financial statements in connection with such acquisition, and provided, further, that the Company shall in no event be required to provide any financial statements as of dates or for periods earlier or other than the dates or periods that would otherwise be required by such Rule 3-05 for any such acquisition, (D) will not be required to include the schedules identified in Rule 5-04 of Regulation S-X promulgated by the SEC, (E) will not be required to include agreements or documents, and (F) will not be required to include any trade secrets or other confidential information that is competitively sensitive in the good faith determination of the Company. For purposes of clarity, it is understood and agreed that (x) the Company may, in its sole discretion, include in any of the Financial Reports information in addition to that specified in clauses (1) and (2) above and any information that it would otherwise be entitled to omit pursuant to the provisions described above, and (y) no financial statements shall be required for the acquisition or disposition of any entity, business or assets (whether acquired or disposed of by merger, consolidation, acquisition or disposition of assets or Capital Stock or otherwise) unless such acquisition or disposition, as the case may be, shall have occurred. (b) The Issuer, the Company and the other Guarantors, if any, shall make available to Holders of any outstanding Notes and to prospective purchasers designated by such Holders, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as such Notes (other than Notes held by the Company or an

54 “affiliate” (as defined in Rule 144 under the Securities Act) of the Company) are not freely transferable under the Securities Act. (c) If the Company is a Subsidiary of any direct or indirect parent entity, the Financial Reports required pursuant to Section 4.09(a) may be those of such parent entity instead of the Company; provided that, if there are material differences (as determined in good faith by the Company) between the consolidated results of operations and financial condition of such parent entity and its consolidated Subsidiaries, on the one hand, and the consolidated or combined, as applicable, results of operations and financial condition of the Company and its Subsidiaries, on the other hand, the quarterly and annual Financial Reports required by Section 4.09(a) will include a presentation (which, at the option of the Company, may be unaudited and may appear on the face of the financial statements or in the notes thereto or elsewhere in the applicable Financial Reports) of the financial condition and results of operations of the Company and its Subsidiaries (it being understood and agreed that such presentation may, at the option of the Company, take the form of a condensed consolidating or combined, as applicable, statement of operations and a condensed consolidating or combined, as applicable, balance sheet (in each case without notes thereto unless the Company shall, in its sole discretion, elect to include notes), or a presentation similar to that required by Rule 3-10 of Regulation S-X (as such rule was in effect on December 31, 2020) promulgated by the SEC, or summarized financial information similar to that specified in Rule 1-02(bb)(1) of Regulation S-X promulgated by the SEC (without any notes thereto unless the Company, in its sole discretion, shall elect to include notes, and which summarized financial information may have such variations from the information specified in such Rule 1-02(bb)(1) as the Company may in its sole discretion deem appropriate, including, without limitation, variations to conform to the nature of its or its parent entity’s business and/or the line items and other information presented in its or its parent entity’s financial statements) for the Company and its Subsidiaries on a consolidated or combined basis, as applicable, in each case for the applicable periods). (d) Anything in this Indenture to the contrary notwithstanding, the Company shall be deemed to have satisfied its obligation to mail, transmit or otherwise furnish any Financial Report or other information pursuant to Section 4.09(a) and Section 4.09(c) above by (a) filing or furnishing such Financial Report or other information (or another document containing the information that would otherwise have been included in such Financial Report or containing such other information, as applicable) with the SEC for public availability or (b) posting such Financial Report or other information (or another document containing the information that would otherwise have been included in such Financial Report or containing such other information) on a website (which may be a password protected website) hosted by the Company or by a third party, in each case within the applicable time period specified above. (e) If any Financial Report or other information required by this Section 4.09 (or any other document referred to in Section 4.09(d) above) is not filed, mailed, posted, transmitted or otherwise furnished within the applicable time period specified above and such Financial Report or other information (or other document) is subsequently mailed, filed, posted, transmitted or otherwise furnished, the Company will be deemed to have satisfied its obligations under this Section 4.09 with respect to such Financial Report or other information (or other document), as the case may be, and any Default or Event of Default with respect thereto or resulting therefrom shall be deemed to have been cured and any acceleration of the Notes

55 resulting therefrom shall be deemed to have been rescinded so long as such rescission would not conflict with any applicable judgment or decree of a court of competent jurisdiction. If delivered to the Trustee, such delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). SECTION 4.10. Future Guarantees. The Issuer will cause each of the Company’s Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Material Debt to within 15 days therewith, execute and deliver to the Trustee a supplemental indenture to this Indenture providing for the guarantee by such Subsidiary, on a joint and several basis with the Company and all other such Subsidiaries, of (x) the prompt payment in full when due of all amounts payable by the Issuer pursuant to the Notes (whether for principal, interest, premium or otherwise) and this Indenture, including all indemnities, fees and expenses payable by the Issuer thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Issuer of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Indenture to be performed, observed or discharged by it. The obligations of each Guarantor (other than the Company) under its Guarantee of the Notes and under Article 10 of this Indenture will be limited as provided in Section 10.03. Anything in this Indenture to the contrary notwithstanding, each Guarantor’s Guarantee of the Notes will automatically and permanently terminate and be released of all obligations of such Guarantor (other than the Company) under its Guarantee of the Notes and this Indenture will automatically and permanently terminate and such Guarantor will be automatically and permanently released from all of its obligations under its Guarantee of the Notes and this Indenture under the circumstances set forth in Section 10.05. SECTION 4.11. Negative Pledge. The Company will not, and will not permit any of its Subsidiaries to, pledge, mortgage or hypothecate, or permit to exist, except in favor of the Company or any Subsidiary, any mortgage, pledge or other lien upon any MSRs or cash flows in respect of MSRs, in each case, at any time owned by Company or any Subsidiary, to secure any Indebtedness issued under a broadly syndicated institutional term loan facility or high yield debt securities, without making effective provisions whereby the outstanding Notes shall be equally and ratably secured with any and all such Indebtedness and with any other Indebtedness similarly entitled to be equally and ratably secured. If the Company or any Subsidiary shall propose to pledge, mortgage or hypothecate, or permit to exist, any such mortgage, pledge or other lien upon any MSRs or cash flows in respect of MSRs in accordance with the preceding paragraph, the Company will give

56 prior written notice thereof to the Trustee, and the Company will, or will cause such Subsidiary, prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture executed to the Trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the Trustee, to effectively secure all the Notes equally and ratably with such Indebtedness. ARTICLE 5 MERGER AND CONSOLIDATION SECTION 5.01. Merger, Consolidation and Sale of Assets. (a) Neither the Company nor the Issuer will, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s or the Issuer’s properties and assets determined on a consolidated basis (other than (i) sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business and (ii) any Required Asset Sale) to any Person, unless: (1) either (A) the Company or the Issuer, as applicable, shall be the surviving or continuing Person; or (B) the Person (if other than the Company or the Issuer) formed by such consolidation or into which the Company or the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s or the Issuer’s properties and assets (the “Surviving Entity”): (i) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and (ii) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant in the Notes and this Indenture on the part of the Company or the Issuer to be performed or observed; (2) immediately after giving effect to such transaction and, if applicable, the assumption contemplated by Section 5.01(a)(1)(B)(ii) above (including giving pro forma effect to any Indebtedness and Acquired Indebtedness incurred and any repayment, repurchase, defeasance, redemption or other discharge of Indebtedness by the Company or the Surviving Entity, as the case may be, or any of their respective Subsidiaries in connection with such transaction), the Company or such Surviving Entity, as the case may be: (a) shall have a Consolidated Net Worth equal to or greater than the

57 Consolidated Net Worth of the Company immediately prior to such transaction, in each case determined as of the end of the most recent fiscal quarter ending on or prior to the date of such transaction for which financial statements of the Company or the Surviving Entity, as the case may be, are available; or (b) shall be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(b); or (c) shall have a Consolidated Non-Funding Debt to Equity Ratio that is equal to or less than the Consolidated Non- Funding Debt to Equity Ratio of the Company immediately prior to such transaction (the computations required by clauses (b) and (c) above shall be computed on a pro forma basis giving effect to such transaction as if it had occurred at the beginning of the most recent Four Quarter Period ended on or prior to the date of such transaction for which financial statements of the Company or the Surviving Entity, as the case may be, are available and the other pro forma adjustments set forth in the definition of “Consolidated Non-Funding Debt to Equity Ratio”). If the transaction involves a Surviving Entity and the Company and the Surviving Entity have different fiscal quarters, then the relevant Four Quarter Period and, for purposes of clause (a) of this paragraph (2), the relevant fiscal quarter, may, at the election of the Company, be based on either the Company’s or the Surviving Entity’s fiscal quarters; (3) immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Company or the Surviving Entity, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or the Surviving Entity, as the case may be, or such Subsidiary at the time of such transaction, and any Indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by the Company or the Surviving Entity or any of their respective Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (4) in the case of any transaction relating to the Issuer, if the Surviving Entity is not the Issuer, each Guarantor (unless it is the Surviving Entity, in which case Section 5.01(a)(1)(B) above shall apply) shall have by supplemental indenture confirmed that its Guarantee of the Notes shall apply to such Surviving Entity’s obligations under this Indenture and the Notes; and (5) the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, limitations and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture. (b) Notwithstanding the provisions of Section 5.01(a), any Subsidiary of the Company may merge or consolidate with or into or transfer all or any part of its properties and assets to the Company or the Surviving Entity or any other Subsidiary of the Company or the Surviving Entity and Section 5.01(a) and, except in the case of a merger or consolidation with or into the Company or the Surviving Entity, Section 5.01(f), shall not apply to any such transaction.

58 (c) For purposes of the foregoing, the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of one or more Subsidiaries of the Company (other than (i) sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business and (ii) any Required Asset Sale), the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. (d) For purposes of clarity, it is understood and agreed that references in this Section 5.01 to sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (1) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, assigned, transferred, leased, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by this Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (2) that the Company in good faith determines to be consistent with past practice of the Company or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Company or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s properties and assets, on a consolidated basis or otherwise, for purposes of the other paragraphs of this Section 5.01. (e) Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or the Issuer in accordance with the foregoing in which the Company or the Issuer is not the surviving or continuing entity, as the case may be, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer under this Indenture, the Company’s Guarantee of the Notes and the Notes, as applicable, with the same effect as if such Surviving Entity had been named as the “Company” or “Issuer,” as applicable, herein and therein, and the Company or the Issuer, as applicable, shall be released from all of its obligations under this Indenture and the Notes; provided that, in the case of a lease of all or substantially all of the properties and assets of the Company or the Issuer, the Company or the Issuer, as applicable, will not be released from its Guarantee of the Notes or obligation to pay the principal of and premium, if any, and interest on the Notes, as applicable. (f) If the Surviving Entity in any transaction described in, and made in compliance with, this Section 5.01 shall be a Guarantor of the Notes, or if a Guarantor (other than the Company) shall merge or consolidate with or into the Company or the Surviving Entity,

59 as the case may be, in any transaction described in, and made in compliance with this Section 5.01, such Guarantor’s Guarantee of the Notes will automatically terminate and be released and such Guarantor will automatically be released from all of its obligations under its Guarantee of the Notes and all of its obligations as a Guarantor under this Indenture contemporaneously with such transaction. ARTICLE 6 DEFAULTS AND REMEDIES SECTION 6.01. Events of Default. Each of the following events shall be an “Event of Default”: (1) the failure to pay interest on any of the outstanding Notes when the same becomes due and payable and the default continues for a period of 30 days; (2) the failure to pay the principal of and premium, if any, on any of the outstanding Notes when such principal becomes due and payable, at maturity or otherwise (including the failure to make a payment to purchase Notes validly tendered and not withdrawn pursuant to a Change of Control Offer); (3) failure by the Issuer or any Guarantor to comply with any of its other covenants or agreements contained in this Indenture (other than covenants or agreements a default in whose performance would constitute an Event of Default under clause (1) or (2) above) and such default continues for a period of 60 days after the Issuer receives written notice (with a copy to the Trustee if given by Holders) specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default when the Issuer receives the written notice specified in this clause (3) (with a copy to the Trustee if given by Holders) but without any requirement that such default continue for 60 days); (4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company and such payment shall not have been made, waived or extended within 30 days after such final stated maturity (giving effect to any applicable grace periods and any extensions thereof) (a “Payment Default”), or the acceleration of the final stated maturity of any Indebtedness for borrowed money (other than Non- Recourse Indebtedness) of the Company or any Subsidiary of the Company and such acceleration shall not have been rescinded, annulled, waived or otherwise cured within 30 days after receipt by the Company or such Subsidiary of the Company of written notice of any such acceleration (an “Acceleration”), if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any

60 Subsidiary of the Company as to which a Payment Default or an Acceleration shall have occurred and shall be continuing, aggregates $50.0 million or more at any time; (5) (a) the Issuer, the Company or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding; (ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or (vi) takes any corporate action to authorize or effect any of the foregoing; or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief in an involuntary case against the Issuer, the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; (ii) appoints a Custodian for all or substantially all of the property of the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; or (iii) orders the winding up or liquidation of the Issuer, the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; and in the case of each of (i), (ii) and (iii) of this paragraph (b), such order, decree or relief remains unstayed and in effect for 60 days; or (6) any Guarantee of the Notes by the Company or a Guarantor that is a Significant Subsidiary of the Company ceases (or the Guarantees of the Notes by a group of Guarantors that together would constitute a Significant Subsidiary of the Company cease) to be in full force and effect (except in the case of the Guarantee by the Company) for a period of 30 days, or the Company or a Guarantor of the Notes that is a Significant Subsidiary of the Company (or a group of Guarantors of the Notes that together would constitute a Significant Subsidiary of the Company) denies or disaffirms its obligations under its

61 Guarantee (or their obligations under their Guarantees, as the case may be) of the Notes unless such denial or disaffirmation, as applicable, is rescinded, canceled or terminated within 30 days, in each case other than by reason of the release, termination or discharge of any such Guarantees or Guarantors in accordance with the terms of this Indenture or as a result of the discharge of this Indenture pursuant to Section 8.01 or as a result of Legal Defeasance or Covenant Defeasance pursuant to Section 8.02. The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. SECTION 6.02. Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in clause (5) of the first paragraph of Section 6.01 with respect to the Company or the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all the outstanding Notes to be due and payable by notice in writing to the Issuer and (if the notice is given by Holders) to the Trustee specifying the Event of Default and that it is a “notice of acceleration,” and, upon such a declaration, such principal and accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (5) of the first paragraph of Section 6.01 with respect to the Company or the Issuer occurs and is continuing, then all principal of and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. A notice of Default may not be given by the Trustee with respect to any action taken and reported publicly or to Holders more than two years prior to such notice of Default. Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is the Depositary or its nominee, that such Holder is being instructed solely by beneficial owners of the Notes that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation until the Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the Depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner or owners, as the case may be, of interests in the applicable Global Notes in lieu of the Depositary or its nominee and the Depositary shall be

62 entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the running of the cure period with respect to each applicable Default or Event of Default shall be automatically stayed and the full original cure period with respect to each such Default and Event of Default shall be automatically reinstituted and any remedy shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the running of the cure period with respect to each applicable Default or Event of Default shall be automatically stayed and the full original cure period with respect to each such Default and Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that each applicable Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of any such Default or Event of Default. Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default described in clause (5) of the first paragraph of Section 6.01 shall not require compliance with the preceding two paragraphs. The Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture that is accompanied by the required Position Representations, and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any holder or any other Person in acting in good faith on a Noteholder Direction that is accompanied by the required Position Representations or on an Officer’s Certificate from the Issuer, in either case, pursuant to which the Trustee refrains from taking any action or stays any remedy in good faith with respect thereto or in reliance thereon.

63 At any time after any acceleration of the Notes in accordance with the preceding provisions of this Section 6.02, the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee and the Issuer may rescind and cancel any such acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than nonpayment of principal of or interest on the Notes that have become due solely because of the acceleration, have been cured or waived, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, in each case which have become due otherwise than by such acceleration, at the per annum rate specified in the last paragraph of Section 4.01, has been paid; and (iv) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances in connection with such acceleration and rescission. In the event of acceleration of the Notes because an Event of Default specified in clause (4) of the first paragraph of Section 6.01 has occurred and is continuing, the acceleration of the Notes shall be automatically rescinded and canceled if (a) within 60 days after such acceleration of the Notes as a result of such Event of Default, the aggregate principal amount of Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company as to which a Payment Default or an Acceleration shall have occurred and shall be continuing shall be less than $50.0 million, whether as a result of any such Payment Default or Payment Defaults or Acceleration or Accelerations, as the case may be, having been remedied or cured or waived by the holders of the relevant Indebtedness, the relevant Indebtedness having been repaid, redeemed, defeased or otherwise discharged, or otherwise, (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all existing Events of Default, other than nonpayment of the principal of or interest on the Notes that shall have become due solely because of the acceleration, have been cured or waived. No rescission of acceleration of the Notes pursuant to this Section 6.02 shall affect any subsequent Default or impair any right consequent thereto. SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. To the fullest extent permitted by applicable law, a delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default, no remedy is exclusive of any other remedy and all available remedies are cumulative. SECTION 6.04. Waiver of Past Defaults.

64 The Holders of a majority in principal amount of the outstanding Notes may waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), any Default or Event of Default and its consequences, except a continuing default in the payment of the principal, premium, if any, or interest on any Notes held by any non-consenting Holder (excluding a default in payment resulting from an acceleration that has been or is being waived or rescinded or that has been cured). Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. SECTION 6.05. Control by Majority. Subject to Section 7.02(g), the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. SECTION 6.06. Limitation on Suits. Subject to Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes or any Guarantees, unless: (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default; (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request, and such Holder or Holders shall have offered security or indemnity reasonably satisfactory to the Trustee to pursue a remedy; and (3) the Trustee has failed to comply with such request and has not received from the Holders of at least a majority in aggregate principal amount of the Notes outstanding a direction inconsistent with such request within 60 days after such notice, request and offer of security or indemnity. SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on, the Notes held by such Holder on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

65 SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of the first paragraph of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal, premium, if any, and accrued interest remaining unpaid (together with interest on any overdue interest (to the extent permitted by applicable law) at the rate per annum specified in the last paragraph of Section 4.01) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee. SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders (it being understood it shall be under no obligation to do so), to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt, on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order: FIRST: to the Trustee for amounts due under Section 7.07; SECOND: to Holders for amounts due and unpaid on the Notes for principal. premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest; and THIRD: to the Issuer. The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. Promptly after any record date or payment date is set pursuant to this Section 6.10, the Trustee shall cause notice of such record date or payment date or both, as the case may be, to be given to the Issuer and each Holder in the manner set forth in Section 11.02. SECTION 6.11. Undertaking for Costs.

66 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Notes. ARTICLE 7 TRUSTEE SECTION 7.01. Duties of the Trustee. (a) Except during the continuance of an Event of Default, (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture, but not to verify the contents thereof including, but not limited to, the accuracy of mathematical calculations. (b) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice in accordance with Section 3.01 of such Event of Default has been delivered to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The Trustee shall not be deemed to have knowledge of, or be required to act (including the sending of any notice) based on, any event unless a Responsible Officer of the Trustee receives written notice of such an event or has obtained actual knowledge of such an event. (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent or bad faith action, its own negligent or bad faith failure to act, or its own willful misconduct, except that (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

67 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity or security against such risk or liability is not reasonably assured to it; (5) the permissive right of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty; and (6) under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes. (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. SECTION 7.02. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall transmit notice of such Default or Event of Default within 90 days after the Trustee obtains such knowledge unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if it determines that the withholding of such notice is in the interest of the Holders. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such Notes. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c). SECTION 7.03. Certain Rights of Trustee. Subject to Section 7.01: (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or pdf form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

68 (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order; (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and/or an Opinion of Counsel; (d) the Trustee may consult with counsel of its own selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel; (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction; (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer during ordinary business hours, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation; (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; (i) the rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; (j) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not

69 limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; (k) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; (l) the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; (m) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice stating the occurrence of such an event and that such event is a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references this Indenture and the Notes; (n) the Trustee shall have the right to decline to take any action if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; and (o) the Trustee shall have no responsibility or liability for the acts or omissions of any other party, including the Paying Agent, Authenticating Agent or Depository (provided, however, that this protection shall not limit the responsibility or liability of UMB Bank, N.A., in its capacity as the initial Paying Agent). SECTION 7.04. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds thereof. SECTION 7.05. May Hold Notes. The Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign. SECTION 7.06. Money Held in Trust.

70 Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer. SECTION 7.07. Compensation and Reimbursement. The Issuer agrees: (a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence, bad faith or willful misconduct; and (c) to indemnify the Trustee and any predecessor Trustee and their respective agents for, and to hold each of them harmless against, any and all losses, liabilities, claims, damages or reasonable out-of-pocket expenses, including taxes (other than the taxes based on the income of the Trustee), incurred without negligence, bad faith or willful misconduct on its part as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Issuer, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section. The obligations of the Issuer under this Section to compensate the Trustee, to pay or reimburse the Trustee for reasonable out-of-pocket expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Issuer, the Trustee shall have a claim and lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(5)(a)(i) or 6.01(5)(a)(ii), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Insolvency Laws. The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee.

71 SECTION 7.08. Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least $50.0 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7. SECTION 7.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.10. (b) The Trustee may resign at any time by giving written notice thereof within 30 days of such resignation to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee, if the instrument of acceptance by a successor Trustee required by Section 7.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee. (c) The Trustee may be removed with 30 days’ notice at any time by Act of the Holders of a majority in aggregate principal amount of the outstanding Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 7.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee. (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder of at least 10% in aggregate principal amount of the Notes who has been a bona fide Holder of a Note for at least six months may, on

72 behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. (e) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 11.02. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. SECTION 7.10. Acceptance of Appointment by Successor. (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. (b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7. SECTION 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such corporation shall be otherwise qualified and eligible under this Article 7) without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation. SECTION 7.12. Appointment of Co-Trustee.

73 (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust created under this Indenture may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of such trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the trust, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.08 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 7.09 hereof. (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions: (1) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent than under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the trust created by this Indenture or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee; (2) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and (3) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee. (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

74 (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. SECTION 7.13. Appointment of Authenticating Agent. At any time when any of the Notes remain outstanding, the Trustee may appoint an authenticating agent or agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes (an “Authenticating Agent”) and the Trustee shall give written notice of such appointment to all Holders with respect to which such Authenticating Agent shall serve, in the manner provided for in Section 11.02. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50.0 million and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section. Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent (provided that such corporation shall be otherwise eligible under this Section) without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent. An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the

75 Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders, in the manner provided for in Section 11.02. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section. The Issuer agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuer and such Authenticating Agent. If an appointment is made pursuant to this Section, the Notes may have endorsed thereupon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form: This is one of the Notes designated therein referred to in the within-mentioned Indenture. UMB Bank, N.A., as Trustee By: [ ], as Authentication Agent By: as Authorized Signatory Dated: ARTICLE 8 DISCHARGE OF INDENTURE; DEFEASANCE SECTION 8.01. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in this Indenture and except for the Trustee’s right to reimbursement of fees and expenses and indemnification as expressly provided for in this Indenture) as to all outstanding Notes, and all of the Guarantees, if any, of the Notes shall be discharged, terminated and released, when: (1) either (a) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for

76 whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, will become due and payable within one year (upon stated maturity or otherwise), or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee cash in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption; (2) the Issuer has paid or caused to be paid all other sums payable by the Issuer under this Indenture; and (3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) stating that all conditions precedent under this Section 8.01 relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the foregoing paragraph, the provisions of Sections 8.04, 8.05, 8.06, 8.07 and 11.08 and, if the outstanding Notes have been or are to be called for redemption, Article 3 shall survive until the Notes have been canceled or are no longer outstanding. After such delivery or irrevocable deposit, the Trustee upon request shall execute proper instruments acknowledging the discharge of this Indenture and the Issuer’s obligations under the Notes and this Indenture and, if applicable, the obligations of all Guarantors under the Guarantees and this Indenture, except for those surviving obligations specified above.

77 SECTION 8.02. Legal Defeasance and Covenant Defeasance. (a) The Issuer may, at its option and at any time, elect to have either Section 8.02(b) or (c) be applied to the Notes upon compliance with the conditions set forth in Section 8.03. (b) Upon the Issuer’s exercise under Section 8.02(a) of the option under this Section 8.02(b), the Issuer, the Company and the other Guarantors, if any, shall be discharged from all of their obligations under the Notes, the Guarantees and this Indenture (“Legal Defeasance”) on the date that the applicable conditions set forth in Section 8.03 shall have been satisfied, and on or after that date any omission to comply with any such obligations shall no longer constitute a Default or Event of Default. Such Legal Defeasance shall mean that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes (which shall thereafter be deemed to be outstanding only for purposes of the provisions of this Indenture referred to in clauses (1) through (4) below), the Guarantors, if any, shall be released from all of their obligations under this Indenture and their Guarantees of the Notes, and the Issuer shall be released from all of its other obligations under this Indenture and the Notes, except that the following provisions of this Indenture shall survive: (1) the rights of Holders to receive, solely from the trust fund described in clause (1) of the first paragraph of Section 8.03, payments in respect of the principal of, and premium, if any, and interest on the Notes when such payments are due; (2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments on the Notes; (3) the rights, powers, trust, duties and immunities of the Trustee and the Issuer’s obligations in connection therewith; and (4) the provisions of this Section 8.02, Sections 8.04, 8.05, 8.06, 8.07 and 11.08 and, if the outstanding Notes have been or are to be called for redemption, Article 3. On and after the date of Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default and, upon such Legal Defeasance, the Guarantees, if any, of the Notes and all obligations of the Guarantors under this Indenture and the Guarantees shall automatically terminate. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c). (c) Upon the Issuer’s exercise under Section 8.02(a) of the option under this Section 8.02(c), the Issuer, the Company and the other Guarantors, if any, shall be released and discharged from all of their covenants and agreements under Sections 4.06 through 4.10, inclusive, and clauses (2) and (4) of Section 5.01(a) on the date that the applicable conditions set

78 forth in Section 8.03 shall have been satisfied (“Covenant Defeasance”), and on or after that date the foregoing covenants and agreements shall no longer apply, and the Notes shall be deemed not to be outstanding for purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with any such covenants or agreements, but shall continue to be deemed outstanding for all other purposes hereunder, and the Issuer, the Company and the other Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition, obligation or limitation set forth in any of the Sections, clauses and other provisions set forth above in this Section 8.02(c), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section, clause or other provision or by reason of any reference in any such Section, clause or other provision to any other Section, clause or provision herein or in any other document and such omission to comply with any covenant or agreement set forth in any such Section, clause or other provision shall not constitute a Default or Event of Default under this Indenture. On and after the date that Covenant Defeasance occurs, (x) the Events of Default described in clauses (1) and (2) (solely insofar as such clauses relate to any failure to pay amounts due in connection with a Change of Control Offer), clause (3) (solely insofar as it relates to the covenants and agreements as to which Covenant Defeasance has occurred), clause (4), clause (5) (except with respect to the Company and the Issuer) and clause (6) of the first paragraph of Section 6.01 will no longer constitute Events of Default or otherwise apply and (y) the Guarantors (other than the Company) of the Notes shall be automatically released from all of their obligations under their Guarantees of the Notes and this Indenture and such Guarantees will be automatically released, terminated and discharged. (d) Subject to compliance with Section 8.02(b) or (c), the Trustee, upon request shall execute proper instruments acknowledging such Legal Defeasance or Covenant Defeasance and the release, termination and/or discharge of the instruments, agreements and other provisions referred to in such Section 8.02(b) or (c), as applicable. SECTION 8.03. Conditions to Legal Defeasance and Covenant Defeasance. The following shall be the conditions to Legal Defeasance or Covenant Defeasance: (1) the Issuer shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. Legal Tender in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated maturity date thereof or any earlier Redemption Date; (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that:

79 (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law; in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this Section 8.03 (other than a Default and Event of Default resulting from borrowing of funds to be applied to make such deposit and any similar or substantially contemporaneous transactions and, in each case, the granting of any Liens in connection therewith); (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument that, in the judgment of the Issuer, is material with respect to the Company and its Subsidiaries taken as a whole (excluding this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations), each stating that all conditions precedent provided for in this Section 8.03 to such Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with; and (7) the Issuer shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes on the stated maturity date thereof or on the applicable Redemption Date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) of this Section 8.03).

80 Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) of this Section 8.03 with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on their maturity date or any earlier Redemption Date within one year and, in the case of any such redemption, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer. SECTION 8.04. Application of Trust Money. The Trustee shall hold in trust the U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article 8 and any principal, interest or other proceeds in respect of such U.S. Government Obligations. It shall apply the deposited money and the proceeds from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes. Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender and U.S. Government Obligations or proceeds therefrom held by it as provided in Section 8.01 or Section 8.03 which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge of this Indenture pursuant to Section 8.01 or an equivalent Legal Defeasance or Covenant Defeasance pursuant to Section 8.02, as evidenced by a written confirmation, certification or attestation by an Independent Financial Advisor delivered to the Trustee. SECTION 8.05. Repayment to the Issuer. The Trustee and the Paying Agent shall promptly deliver to the Issuer upon request any excess U.S. Legal Tender and U.S. Government Obligations and proceeds therefrom held by them at any time and thereupon shall be relieved from all liability with respect to such money, securities and proceeds. Subject to any applicable abandoned property law, any money, U.S. Government Obligations or proceeds therefrom deposited with or received by the Trustee or any Paying Agent, or held by the Company or any of its Subsidiaries, in trust for the payment of the principal, premium, if any, or interest on any Note, remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Company or any of its Subsidiaries) shall be discharged from such trust and the Holder of such Note shall thereafter look only to the Issuer as a general creditor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money, U.S. Government Obligations and proceeds, and all liability of the Company or any of its Subsidiaries as trustee thereof, shall thereupon cease. SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations (or proceeds therefrom) deposited pursuant to Section 8.01 or 8.03 in accordance with Section 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting

81 such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.03, as applicable, until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with Section 8.04; provided that if the Issuer or any Guarantor has made any payment of principal of, or premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer or such Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent. SECTION 8.07. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 8.01 or 8.03 or the principal and interest received on such U.S. Government Obligations. ARTICLE 9 AMENDMENTS SECTION 9.01. Without Consent of Holders. (a) From time to time, the Issuer, the Company, the other Guarantors, if any, and the Trustee, without the consent of the Holders of the Notes, may modify, amend or supplement the Notes, any Guarantees or other guarantees of the Notes or this Indenture: (1) to cure any ambiguity or omission; or to correct or supplement any provision contained in this Indenture, any Notes or any Guarantees or other guarantees of the Notes which may be defective or inconsistent with any other provision in this Indenture or any of the Notes or any such Guarantees or other guarantees; (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (3) to provide for the assumption of the Issuer’s obligations to the Holders of the Notes by a successor to the Issuer pursuant to the terms of this Indenture; (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights of any Holder of the Notes; (5) to provide for any Subsidiary of the Company or any other Person to provide a Guarantee or other guarantee of the Notes, to add, novate, confirm or assume a Guarantee or other guarantee of the Notes, to add security to or for the benefit of the Notes or any Guarantee or other guarantee of the Notes, or to confirm and evidence the release, termination or discharge of any Guarantor, Guarantee, other guarantor or other guarantee of the Notes or any Lien with

82 respect to or securing the Notes or any Guarantee or other guarantee thereof, in each case when such release, termination or discharge is provided for under this Indenture, under any Guarantee or other guarantee or under any instrument or agreement creating or evidencing any such Lien, as the case may be; (6) to conform the provisions of this Indenture, the Notes or any Guarantees of the Notes to the “Description of Notes” section of the Offering Memorandum; (7) to comply with any requirement of the SEC in connection with the qualification, if any, of this Indenture under the TIA, if such qualification is required; (8) to comply with the rules of any applicable Depositary; (9) to evidence and provide for the acceptance of appointment under this Indenture of a successor trustee; (10) to add to the covenants of the Issuer or any Guarantor or other guarantor of the Notes for the benefit of the Holders of the Notes, to provide that any such additional covenants shall be subject to Covenant Defeasance, to add Events of Default or to surrender any right or power conferred upon the Issuer or any Guarantor or other guarantor of the Notes pursuant to this Indenture; (11) to provide for the issuance and delivery of Additional Notes; and (12) to eliminate the effect of any Accounting Change or the application thereof. (b) The Issuer shall not be required to notify Holders of modifications, amendments, or supplements made pursuant to this Section 9.01. SECTION 9.02. With Consent of Holders. (a) Without limitation to the provisions of Section 9.01, modifications, amendments and supplements of the Notes, any Guarantees or other guarantees thereof or this Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), and compliance with any provision of the Notes, any Guarantees or other guarantees thereof or this Indenture may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), except that, without the consent of each Holder of Notes, no amendment, supplement or waiver may: (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

83 (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes, except pursuant to Section 9.02(a)(6); (3) reduce the principal of or change or have the effect of changing the final stated maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor; (4) make any Notes payable in currency other than that stated in the Notes; (5) make any change in provisions of this Indenture providing that the right of each Holder to receive payment of principal of, premium, if any, and interest on the Notes on or after the due dates thereof or to bring suit to enforce such payment shall not be impaired without the consent of such Holder, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; or (6) amend, supplement, waive or modify the Issuer’s obligation to make an offer to repurchase the Notes pursuant to Section 4.06, or reduce the premium payable upon any such repurchase or change the time at which any Notes may be repurchased pursuant to Section 4.06, whether through an amendment, supplement, waiver or modification of provisions in such covenant or any definitions or other provisions in this Indenture or otherwise, unless such amendment, supplement waiver or modification shall be in effect prior to the occurrence of the applicable Change of Control Triggering Event. A consent to any modification, amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange. (b) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed modification, amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance of the proposed modification, amendment, supplement or waiver. (c) After a modification, amendment, supplement, or waiver under Section 9.02(a) becomes effective, the Issuer shall mail (or otherwise transmit) to the Holders affected thereby at their registered addresses a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Issuer to mail (or transmit) such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver. SECTION 9.03. [Omitted intentionally]. SECTION 9.04. Revocation and Effect of Consents and Waivers. Until an amendment, waiver, modification or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if

84 notation of the amendment, waiver, modification or supplement is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or any portion of its Note by notice to the Trustee and the Issuer received before the date on which such amendment, supplement, modification or waiver becomes effective. An amendment, supplement, modification or waiver becomes effective in accordance with the terms thereof. The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Article 9 or required or otherwise permitted to be given or taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to give any consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent or action shall be valid or effective for more than 120 days after such record date. After an amendment, supplement, modification or waiver becomes effective, it shall be conclusive and binding on every Holder. SECTION 9.05. Notation on or Exchange of Notes. If an amendment, supplement, modification or waiver changes the terms of a Note, the Issuer may require each Holder of a Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity of such amendment, supplement, modification or waiver. SECTION 9.06. Trustee To Sign Amendments. The Trustee shall execute any modification, amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to, execute any such modification, amendment, supplement or waiver which adversely affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver is authorized or permitted pursuant to this Article 9 and, if applicable, constitutes the valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (subject to customary exceptions). Such Opinion of Counsel shall be at the expense of the Issuer. ARTICLE 10 GUARANTEES SECTION 10.01. Unconditional Guarantee.

85 Subject to the provisions of this Article 10 and to the fullest extent permitted by applicable law, each Guarantor hereby, jointly and severally with all other Guarantors (if any), unconditionally and irrevocably guarantees, to each Holder of an outstanding Note authenticated and delivered by the Trustee and to the Trustee and its successors: (a)(x) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal at the rate per annum set forth in the last paragraph of Section 4.01 and (to the fullest extent permitted by applicable law) overdue premium, if any, and interest on the Notes and (z) the due and punctual payment of all other amounts due from the Issuer to the Holders or the Trustee under this Indenture or the Notes, all in accordance with the terms of this Indenture and the Notes (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Notes, the due and punctual payment of the Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay, upon written demand by the Trustee, the same immediately. Each of the Guarantors hereby agrees that (to the fullest extent permitted by applicable law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever (in each case except as required by this Indenture). Each Guarantee is a guarantee of payment and not of collection. Each Guarantor hereby agrees (to the fullest extent permitted by applicable law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article 10, the maturity of certain obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantees, notwithstanding (to the fullest extent permitted by applicable law) any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall (to the extent permitted by applicable law) forthwith become due and payable by the Guarantors for the purpose of the Guarantees. SECTION 10.02. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and/or indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to this Indenture and its Guarantee are knowingly made in contemplation of such benefits. SECTION 10.03. Limitation on Guarantor Liability.

86 Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or fraudulent conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, foreign or state law to the extent applicable to any Guarantor or Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor (other than the Company) under its Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee and this Article 10, result in the obligations of such Guarantor under its Guarantee and this Article 10 not constituting a fraudulent conveyance or fraudulent transfer under such laws or any other applicable federal, foreign or state laws. This Section 10.03 shall survive and remain in full force and effect regardless of the termination of any Guarantee pursuant to Section 4.05. SECTION 10.04. Notation of Guarantee Not Required. Neither the Issuer nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof. The Issuer shall cause each Subsidiary that is required to become a Guarantor pursuant to Section 4.10 to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall agree to be a Guarantor under this Indenture, all on the terms and subject to the conditions specified in Section 4.10, subject to release of such Guarantor and to the termination of its Guarantee as provided in Section 4.05 and Section 10.05. SECTION 10.05. Release of a Guarantor; Termination of Guarantees. (a) A Guarantor’s Guarantee of the Notes will automatically terminate and be released, all other obligations of such Guarantor under this Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under its Guarantee of the Notes and this Indenture: (1) except in the case of the Company, upon the sale or other disposition of Capital Stock of such Guarantor, or any merger or consolidation of such Guarantor with or into any Person, which results in such Guarantor no longer being a Subsidiary of the Company or the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Company or a Subsidiary of the Company) so long as such sale, disposition, merger or consolidation is permitted (or not prohibited) by this Indenture; (2) upon Legal Defeasance, Covenant Defeasance (except in the case of the Guarantee by the Company) or discharge of the Notes as provided in Section 8.02 or Section 8.01, as applicable;

87 (3) except in the case of the Company, if such Guarantor is dissolved or liquidated and such dissolution or liquidation is not an Event of Default (excluding an Event of Default under clause (6) of the first paragraph of Section 6.01); (4) except in the case of the Company, if at any time such Guarantor ceases to be an obligor under any Material Debt; (5) except in the case of the Company, under the circumstances set forth in Section 5.01(f) or if such Guarantor shall cease to be a Subsidiary of the Company; or (6) except in the case of the Company, under the circumstances set forth in Section 4.05. (b) The Trustee shall execute an appropriate instrument prepared by the Issuer evidencing the release of a Guarantor from, and the termination of, its obligations under its Guarantee and this Indenture upon receipt of a request by the Issuer or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel (which opinion may include customary assumptions, limitations and exceptions) certifying as to the compliance with the applicable conditions under Section 4.05 or 10.05(a), as applicable; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuer. This Section 10.05 shall survive and remain in full force and effect regardless of the termination of any Guarantee pursuant to Section 4.05. SECTION 10.06. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by such Guarantor pursuant to the provisions of this Article 10; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full. SECTION 10.07. Waiver. Without in any way limiting the provisions of Section 10.01, each Guarantor hereby waives (to the fullest extent permitted by law) notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever (except in each case as required by this Indenture). SECTION 10.08. No Obligation To Take Action Against the Issuer. To the fullest extent permitted by applicable law, neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is

88 entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture. SECTION 10.09. Default and Enforcement. If any Guarantor fails to pay following a demand for payment in accordance with Section 10.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of such Guarantor and such Guarantor’s obligations hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the amounts owed under its Guarantee and this Article 10. SECTION 10.10. Amendment, Etc. Without limitation to the provisions of Article 9, no amendment, modification , supplement or waiver of any provision of this Indenture relating to any Guarantor or its Guarantee or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor. SECTION 10.11. Costs and Expenses. Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, reasonable legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under such Guarantor’s Guarantee. ARTICLE 11 MISCELLANEOUS SECTION 11.01. Notices. Any notices or other communications required or permitted hereunder shall be in writing (which shall not, except as otherwise provided herein, include email, telephone or pdf), and shall be sufficiently given if made by hand delivery, by overnight courier service, by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: if to the Issuer, the Company or a Guarantor: Arbor Realty Trust, Inc. 333 Earle Ovington Boulevard, Suite 900 Uniondale, New York Attention: Chief Financial Officer if to the Trustee: UMB Bank, N.A.

89 5555 San Felipe, Suite 870 Houston, TX 77056 Attn: Corporate Trust and Escrow Services Each of the Issuer, the Company, the other Guarantors, if any, and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, the Company, the other Guarantors, if any, and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); the next Business Day if by overnight courier service; and where this Indenture expressly permits notice to be given by email, when such notice is transmitted without the sender having been notified by return email that it is undeliverable. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (for the purposes of this Section, “Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing authorized officers and containing specimen signatures of such authorized officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an authorized officer listed on the incumbency certificate provided to the Trustee have been sent by such authorized officer. The Issuer shall be responsible for ensuring that only authorized officers transmit such Instructions to the Trustee and that the Issuer and all authorized officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including, without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. Any notice or communication to a Holder shall be mailed to it by first class mail or other equivalent means or delivered by hand delivery or overnight courier service at his

90 address as it appears on the registration books of the Registrar or sent by email or other electronic means (or, in the case of Global Notes, given in accordance with any applicable procedures of the Depositary) and shall be sufficiently given to it if so mailed within the time prescribed or, in the case of hand delivery, when delivered or, in the case of overnight courier, on the next Business Day or, in the case of email, when transmitted to the applicable email address or, if given in accordance with the applicable procedures of the Depositary, when given. Failure to send or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or sent in the manner provided above, it is duly given, whether or not the addressee receives it. SECTION 11.02. Communication by Holders with Other Holders. Holders may communicate with other Holders with respect to their rights under this Indenture, the Notes or the Guarantees. SECTION 11.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee: (1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials and may be subject to other customary exceptions, limitations and qualifications. SECTION 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture, other than the Officer’s Certificate required by Section 4.03, shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

91 (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials and may be subject to other customary exceptions, limitations and qualifications. SECTION 11.05. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Trustee, Registrar and the Paying Agent or co-Registrar may make reasonable rules for their functions. SECTION 11.06. Business Day. If any Interest Payment Date, Redemption Date, Change of Control Payment Date, maturity date or any other date on which payment on any Notes is due is not a Business Day, the required payment will be postponed and made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, maturity date or other date, as the case may be, to the date of such payment on the next succeeding Business Day. If a Record Date or other record date is not a Business Day, it shall not be affected. SECTION 11.07. Governing Law. THIS INDENTURE, THE NOTES AND ANY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SECTION 11.08. No Recourse Against Others. A director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in, the Issuer, the Company or any other Guarantor, if any, shall not have any liability for any obligations of the Issuer, the Company or any other Guarantor, if any under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note shall be deemed to have waived and released all such liability. Such waiver and release are part of the consideration for issuance of the Notes. SECTION 11.09. Successors. All agreements of the Issuer, the Company and the other Guarantors, if any, in this Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors. SECTION 11.10. Multiple Originals.

92 All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. SECTION 11.11. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture (including, without limitation, Appendix A and the Exhibits hereto) and the Notes have been inserted for convenience of reference only, are not intended to be considered a part hereof or thereof and shall not modify or restrict any of the terms or provisions hereof or thereof. SECTION 11.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, accidents, acts of war or terrorism, civil or military disturbances, pandemics or epidemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. SECTION 11.13. Severability. To the fullest extent permitted by applicable law, in case any provision in this Indenture or in the Notes or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law. SECTION 11.14. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act. SECTION 11.15. No Adverse Interpretation of Other Agreements.

93 To the fullest extent permitted by applicable law, this Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. To the fullest extent permitted by applicable law, any such indenture, loan or debt agreement may not be used to interpret this Indenture. SECTION 11.16. Applicable Tax Law. In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Issuer agrees (i) to provide to the Trustee, following written request from the Trustee delivered to the Issuer in accordance with Section 11.02 of this Indenture, such information concerning the Holders of the Notes as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Tax Law with respect to the payments made to Holders of the Notes under this Indenture, but only to the extent (a) such information is in the Issuer possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Issuer to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Issuer, breach or violate or constitute a default under any applicable law, rules or regulations or any instrument or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments made to Holders of Notes under this Indenture to the extent necessary to comply with the Trustee’s obligations under Applicable Tax Law. Each Holder of Notes by accepting a Note shall be deemed to have agreed to the foregoing provisions of this Section 11.17 and to provide to the Trustee or the Issuer such information concerning such Holder as the Trustee or the Issuer may reasonably request in order to determine whether the Trustee or the Issuer has any tax-related obligations under Applicable Tax Law with respect to the payments made to such Holder under this Indenture; and such agreement by each Holder is part of the consideration for the issuance of the Notes. SECTION 11.17. Waiver of Jury Trial. EACH OF THE ISSUER, THE COMPANY, EACH GUARANTOR, IF ANY, EACH HOLDER (BY ITS ACCEPTANCE OF NOTES) AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY. SECTION 11.18. Submission to Jurisdiction. The parties hereto submit to the non-exclusive jurisdiction of any New York State court or U.S. federal court sitting in the Borough of Manhattan, The City of New York over any legal action or legal proceeding with respect to this Indenture and, to the fullest extent permitted by applicable law, each of the parties hereto waives any objection that it may now or hereafter have to the bringing of any such action or proceeding in any such court or any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

94 SECTION 11.19. Electronic Execution. The words “execution,” signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. [Signatures on following pages]

[Signature Page to Indenture] IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above. ARBOR REALTY SR, INC., as Issuer By: /s/ Paul Elenio Name: Paul Elenio Title: Chief Financial Officer ARBOR REALTY TRUST, INC., as Company By: /s/ Paul Elenio Name: Paul Elenio Title: Chief Financial Officer

[Signature Page to Indenture] UMB BANK, N.A., as Trustee By: /s/ James Henry Name: James Henry Title: Vice President

Appendix A PROVISIONS RELATING TO INITIAL NOTES 1. Definitions. 1.1 Definitions. For the purposes of this Appendix the following terms shall have the meanings indicated below: “Additional Notes” has the meaning attributed thereto in the Indenture. “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time. “Certificated Note” means any Note (other than a Global Note) bearing, if required, the appropriate legends set forth in Section 2.3(d) of this Appendix. “Clearstream” means Clearstream Banking S.A. or any successor securities clearing agency. “Depository” means The Depository Trust Company, its nominees and their respective successors. “Distribution Compliance Period,” with respect to any Regulation S Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the original issue date with respect to such Notes. “Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear Systems Clearance System or any successor securities clearing agency. “IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) (for (13), only family clients that are institutions) under the Securities Act that has furnished to the Trustee a signed letter containing certain representations and agreements and is not a QIB. “Initial Notes” means (1) $400,000,000 aggregate principal amount of 8.500% Senior Notes due 2028 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

A-2 “Notes” means the Initial Notes and any Additional Notes, treated as a single series. “Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee. “Purchase Agreement” means the Purchase Agreement, dated December 11, 2025, among the Issuer, the Company and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A promulgated under the Securities Act. “Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend. “Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend. 1.2 Other Definitions. Term Defined in Section: “Agent Members” 2.1(b) “Certificated Notes Legend” 2.3(d) “Global Notes” 2.1(a) “Global Notes Legend” 2.3(d) “IAI Global Note” 2.1(a) “Indenture” 1.3 “Regulation S” 2.1(a) “Regulation S Global Note” 2.1(a) “Restricted Notes Legend” 2.3(d) “Rule 144A” 2.1(a) “Rule 144A Global Note” 2.1(a) 1.3 Capitalized terms used in this Appendix, but not defined in this Appendix, have the meanings ascribed to such terms in the Indenture to which this Appendix is attached (the “Indenture”). 2. The Notes. 2.1 (a) Form and Dating. The Initial Notes shall be offered and sold by the Issuer pursuant to a Purchase Agreement. The Initial Notes shall be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”), (ii) IAIs in reliance on an applicable exemption from the registration requirements of the Securities Act and (iii) Persons other than U.S. Persons

A-3 (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); Initial Notes initially resold to IAIs shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the “IAI Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend and the applicable Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and upon receipt of an Issuer Order authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository. The Issuer shall execute and upon receipt of an Issuer Order the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions or held by the Trustee as custodian for the Depository. Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a Holder of a beneficial interest in any Global Note. (c) Certificated Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Certificated Notes. 2.2 Authentication. The Trustee shall upon receipt of an Issuer Order (as specified in Section 2.03 of the Indenture) promptly authenticate and deliver: (1) on the Issue Date, 8.500%

A-4 Senior Notes due 2028 in an aggregate principal amount of $400,000,000; and (2) any Additional Notes for an original issue in an aggregate principal amount specified in such Issuer Order. Such Issuer Order shall specify the aggregate principal amount of the Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated. 2.3 Transfer and Exchange. (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Note Registrar with a request: (x) to register the transfer of such Certificated Notes; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange: (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and (ii) in the case of Transfer Restricted Notes, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.3(b) of this Appendix or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form in Exhibit 2 to Appendix A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. (b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with: (i) a certification from the transferor in the form in Exhibit 2 to Appendix A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding

A-5 the Depository account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so canceled. If the Global Note is not then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon receipt of an Issuer Order, a new Global Note in the appropriate principal amount. (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. (iii) Notwithstanding any other provisions of this Appendix, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. (iv) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided in Exhibit 2 to Appendix A for exchange or registration of transfers and, as applicable, delivery

A-6 of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note to an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit 3 to Appendix A to the Trustee. (v) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided in Exhibit 2 to Appendix A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture. (vi) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided in Exhibit 2 to Appendix A for an exchange from a Regulation S Global Note to an Unrestricted Global Note. (vii) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Note Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth in Exhibit 2 to Appendix A) and/or upon delivery of such legal opinions, certifications and other information as the Issuer may reasonably request. (viii) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (vi) and (vii), the Issuer shall issue and the Trustee shall authenticate, upon receipt of an Issuer Order, a new Unrestricted Global Note in the appropriate principal amount. (d) Legends. (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange

A-7 therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend”): THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES OR IAI NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),][IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S,] ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENT OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON- U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE

A-8 SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), (7), (8), (9), (12) OR (13) (FOR (13), ONLY FAMILY CLIENTS THAT ARE INSTITUTIONS) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES, BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA, A CHURCH PLAN AS DEFINED IN SECTION 3(33) OF ERISA THAT HAS NOT MADE AN ELECTION UNDER SECTION 410(D) OF THE CODE, OR A NON-U.S. PLAN THAT IS SUBJECT TO PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER SIMILAR LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE

A-9 “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON- EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS. Each Certificated Note shall also bear the following additional legend (the “Certificated Notes Legend”): IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. Each Global Note shall bear the following additional legend (the “Global Notes Legend”): UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. [[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF

A-10 SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.] (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Note Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Certificated Note that does not bear the Restricted Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Note Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note). (e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have been exchanged for Certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction. (f) No Obligation on the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered holders thereof (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners. (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any

A-11 Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. 2.4 Certificated Notes. (a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and if: (i) the Depository notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note and the Depository fails to appoint a successor depositary within 90 days; (ii) the Depository ceases to be registered as a “clearing agency” under the Exchange Act, and in the case of either clause (i) or clause (ii), a successor depositary is not appointed by the Issuer within 90 days; or (iii) the Issuer, at its option, notifies the Trustee that it elects to cause the issuance of Certificated Notes and any Agent Member requests a Certificated Note in accordance with the Depository’s procedures. (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Certificated Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable Restricted Notes Legend and the Certificated Notes Legend. (c) Subject to the provisions of Section 2.4(b) hereof, the Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes. (d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons. In the event that such Certificated Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to the Indenture, including pursuant to Section 6.05, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Certificated Notes had been

A-12 issued.

A-1-1 EXHIBIT 1 to Appendix A [FORM OF FACE OF INITIAL NOTE] [Insert, as applicable, the Global Notes Legend, Restricted Notes Legend and Certificated Notes]

A-1-2 No. [ ] $[ ] 8.500% Senior Notes due 2028 [144A CUSIP No. 03881NAL1 144A ISIN No. US03881NAL10] [IAI CUSIP No. 03881NAM9 IAI ISIN No. US03881NAM92] [Reg S CUSIP No. U0409AAC5 Reg S ISIN No. USU0409AAC54] Arbor Realty SR, Inc., a Maryland corporation, promises to pay to _______________, or its registered assigns, the principal sum of __________________ U.S. Dollars on December 15, 2028 [or such greater or lesser amount as indicated in the attached Schedule of Increases or Decreases in Global Note]*. Interest Payment Dates: June 15 and December 15. Record Dates: June 1 and December 1. Additional provisions of this Note are set forth on the other side of this Note.

A-1-3 ARBOR REALTY SR, INC. By: Name: Title: TRUSTEE’S CERTIFICATE OF AUTHENTICATION UMB Bank, N.A., as Trustee certifies that this is one of the Notes referred to in the Indenture. By: ____________________ Authorized Signatory Dated: * [To be added if the Note is to be issued in global form.]

A-1-4 (REVERSE OF NOTE) 8.500% Senior Note due 2028 Section 1. Interest Arbor Realty SR, Inc., a Maryland corporation (the “Issuer,” which term includes its successors under the Indenture referred to below), promises to pay interest on the principal amount of this Note at a rate of 8.500% per annum until December 15, 2028 or such earlier date on which the principal of this Note shall have been paid or duly provided for. The Issuer will pay interest semi-annually in arrears on June 15 and December 15 of each year (each an “Interest Payment Date”) or, if any such day is not a Business Day, on the next succeeding Business Day, commencing June 15, 2026. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including December 16, 2025; provided that if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest on this Note shall accrue from such next succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Section 2. Method of Payment Interest on the Notes payable on any Interest Payment Date will be paid to the Persons who are the Holders of record of the Notes at the close of business on the Record Date (whether or not a Business Day) immediately preceding such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Holders must surrender Notes to a Paying Agent to receive payments of principal and premium, if any. The Issuer will pay the principal of and premium, if any, and interest on the Notes in U.S. Legal Tender. The Issuer will pay the principal and premium, if any, on, and may pay interest on, any Certificated Notes at the office or agency maintained by the Issuer for such purpose in the United States of America, upon surrender of such Certificated Notes by the Holders thereof at such office or agency. Interest on any Certificated Notes may also be paid, at the Issuer’s option, by check mailed to the registered addresses of the Holders entitled thereto or by wire transfer to accounts in the United States of America specified by such Holders. The Issuer will pay the principal of and premium, if any, and interest on Global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as Holder of such Global Notes. Section 3. Paying Agent and Registrar Initially, UMB Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may replace or change any Paying Agent, Registrar or co-Registrar so long as there is a Paying Agent and Registrar in the United States of America, and may appoint additional Paying Agents and co-Registrars, in each case without notice to Holders. The Company or any of its Subsidiaries may act as Registrar, co-Registrar or Paying Agent.

A-1-5 Section 4. Indenture The Issuer issued the Notes under an Indenture, dated as of December 16, 2025 (as amended or supplemented from time to time, the “Indenture”), among the Issuer, the Company and UMB Bank, N.A., as trustee (together with its successors in such capacity, the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Terms defined in the Indenture and not defined in this Note have the meanings ascribed thereto in the Indenture. Section 5. Optional Redemption (a) Prior to September 15, 2028 (the date that is three months prior to the final maturity of the Notes) (the “Par Call Date”), the Notes may be redeemed in whole or in part at the Issuer’s option at any time and from time to time at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date). “Applicable Premium” means, with respect to any Note on any Redemption Date for such Note, the greater of: (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (a) the present value as of such Redemption Date of (i) the redemption price of such Note on the Par Call Date (such redemption price being 100% of the principal amount of such Note) plus (ii) all required remaining scheduled interest payments due on such Note to, but excluding, the Par Call Date, excluding accrued and unpaid interest to such Redemption Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note. Calculation of the Applicable Premium and the Treasury Rate will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee. “Treasury Rate” means, with respect to a Redemption Date for any Note, the average of the yields to maturity for the five most recent Business Days (or, if such yields are not published for all five such Business Days, for those Business Days for which such yields are published) appearing in the most recent Federal Reserve Statistical Release H.15 (or, if such Statistical Release is no longer published, any publicly available source of similar market data selected by the Issuer in its sole discretion) that is publicly available at least two Business Days prior to the first day on which the Issuer mails or otherwise transmits the notice of redemption (or, in the case of redemption in connection with Legal Defeasance, Covenant Defeasance or satisfaction and discharge pursuant to Section 8.02 or 8.01 of the Indenture, as applicable, at least two Business Days prior to the deposit of trust funds with the Trustee in accordance with the applicable provisions of the Indenture) of United States Treasury securities with a constant maturity most nearly equal to the period from such Redemption Date to the Par Call Date; provided, however, that if such period is not equal to the constant maturity of the United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if such period is less than one

A-1-6 year, the yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. (b) On and after the Par Call Date, the Notes may be redeemed in whole or in part at the Issuer’s option at any time and from time to time at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date). (c) Prior to September 15, 2028, the Issuer will be entitled at its option on one or more occasions to redeem the Notes in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes (including any Additional Notes) originally issued prior to the applicable Redemption Date at a redemption price (expressed as a percentage of the principal amount of the Notes to be redeemed) of 108.500%, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that: (1) at least 60% of the aggregate principal amount of Notes (including any Additional Notes) originally issued prior to the applicable Redemption Date remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or any of its Affiliates); and (2) each such redemption occurs within 180 days after the date of the closing of the related Qualified Equity Offering. (d) Notwithstanding the foregoing provisions of this Section 5, in connection with any tender offer or Change of Control Offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Issuer, or any third party making an offer in lieu of the Issuer, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each other Holder of the Notes in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). (e) Any redemption of the Notes pursuant to this Section 5 may, in the Issuer’s sole discretion, be subject to one or more conditions precedent and, in such case, if any such condition is not satisfied as and when required or waived by the Issuer, the applicable Redemption Date may be delayed by the Issuer in its sole discretion and the Issuer in its sole discretion may cancel such redemption and rescind any notice of redemption, all as further provided in the Indenture.

A-1-7 Section 6. Sinking Fund Except as described in Section 8 below, the Issuer is not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes. The Issuer may at any time and from time to time acquire Notes by means other than a redemption or a repurchase pursuant to Section 8 below, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws. Section 7. Selection of Notes for Redemption; Notice of Redemption If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee on a pro rata basis; provided that, in the case of Notes represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor. Notes shall be redeemed in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Notice of any redemption will be given as provided in the Indenture at least 10 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed. On and after a Redemption Date (or, if the Issuer has delayed such Redemption Date as provided in the Indenture, on and after the applicable delayed Redemption Date, as the case may be), interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Issuer has deposited with a Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, the Company or such Subsidiary has segregated and holds in trust), on or before such Redemption Date (or delayed Redemption Date, as applicable), funds in an amount sufficient to pay the redemption price of the Notes or portions thereof called for redemption on such Redemption Date (or delayed Redemption Date, as applicable), other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation, and accrued and unpaid interest, if any, thereon to, but excluding, such Redemption Date (or delayed Redemption Date, as applicable) (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date (or delayed Redemption Date, as applicable)), and the only remaining right of the Holders of the Notes or portions thereof called for redemption will be to receive payment of the redemption price and such accrued and unpaid interest, if any, upon surrender of the Notes to be redeemed to the Paying Agent. Section 8. Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event Upon the occurrence of a Change of Control Triggering Event (unless the Issuer has exercised its right to redeem all of the Notes then outstanding pursuant to Section 5 above by sending (or causing the Trustee to send) a notice of redemption as provided in Article 3 of the Indenture) the Issuer shall offer to purchase all or a portion of each Holder’s Notes pursuant to a Change of Control Offer at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control

A-1-8 Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date). Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date (unless the Issuer shall default in the payment of the Change of Control Purchase Price of the Notes). Section 9. Guarantees In the event that one or more Guarantors shall guarantee payment of the Notes as provided in Article 10 of the Indenture, the payment of the principal of, and premium, if any, and interest on, the Notes will be unconditionally and irrevocably guaranteed, jointly and severally, by such Guarantors on the terms, to the extent and subject to the conditions and limitations set forth in the Indenture, including provisions for the release and termination of such Guarantees and the obligations of each Guarantor from its obligations under its Guarantee of the Notes and the Indenture. Section 10. Denominations; Transfer; Exchange The Notes are issued in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged for an equal principal amount of Notes of other authorized denominations as requested by the Holder if the Registrar’s or co-Registrar’s requirements and the requirements under the Indenture (including, if applicable, Appendix A of the Indenture) for such transaction are met. The Issuer, the Registrar, any co-Registrar and the Trustee may also require a Holder to furnish endorsements and transfer documents as any of them may reasonably request in connection with the registration of transfer or exchange of Notes in addition to any documents that are required or may be required as provided in the Indenture (including, without limitation, Appendix A thereto), and the Issuer, the Registrar, any co-Registrar and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or any co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes and ending at the close of business on the day of such mailing (or other transmittal), (ii) selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Note being redeemed in part, (iii) between a Record Date and the next succeeding Interest Payment Date, or (iv) tendered for repurchase pursuant to a Change of Control Offer and not validly withdrawn. Section 11. Persons Deemed Owners Subject to the provisions of the Indenture and to the fullest extent permitted by applicable law, the Holder of a Note may be treated as the absolute owner thereof for all purposes.

A-1-9 Section 12. Unclaimed Money Subject to any applicable abandoned property law, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request. After any such payment, Holders entitled to the money must look only to the Issuer as a general creditor and not to the Trustee or Paying Agent for payment. Section 13. Discharge, Legal Defeasance and Covenant Defeasance; Covenant Termination Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be. Subject to certain conditions, certain of the Company’s and its Subsidiaries’ covenants and obligations under the Indenture may be permanently terminated. Upon any such termination, all of the Guarantees of the Notes (other than the Guarantee by the Company) will automatically and permanently terminate, and all of the obligations of the Guarantors (other than the Company), if any, under such Guarantees and the Indenture will be automatically and permanently released. Section 14. Amendment, Waiver, Deemed Consents, Releases The Indenture, the Notes and any Guarantees or any other guarantees thereof may be modified, amended or supplemented as provided in the Indenture, and compliance with any provision of the Indenture, the Notes or the Guarantees or any other guarantees thereof may be waived, as provided in the Indenture. Any modification, amendment, supplement or waiver shall be conclusive and binding on all present and future Holders of Notes, whether or not notation of such modification, amendment, supplement or waiver is made upon the Notes. Section 15. Defaults and Remedies If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy or insolvency relating to the Company or the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all of the outstanding Notes to be due and payable by notice in writing to the Issuer as provided in the Indenture. If an Event of Default resulting from certain events of bankruptcy or insolvency relating to the Company or the Issuer occurs and is continuing, then all principal of, and accrued and unpaid interest on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and cancel any such acceleration and its consequences on the terms and subject to the conditions provided in the Indenture, and an acceleration of the Notes may, under certain limited circumstances provided for in the Indenture, also be automatically rescinded and cancelled.

A-1-10 Section 16. Individual Rights of Trustee The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of the Indenture. Section 17. No Recourse Against Others A director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in, the Issuer, the Company or any other Guarantor, if any, shall not have any liability for any obligations of the Issuer, the Company or any other Guarantor, if any, under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note shall be deemed to have waived and released all such liability. Such waiver and release are part of the consideration for issuance of the Notes. Section 18. Successors Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations. Section 19. Authentication This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually or electronically, signs the certificate of authentication on the face of this Note. Section 20. Abbreviations Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act). Section 21. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law. Section 22. CUSIP and ISIN Numbers. The Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices to Holders as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as

A-1-11 contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

A-1-12 [TO BE ATTACHED TO GLOBAL NOTES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE The following increases or decreases in this Global Note have been made: Date of exchange Amount of decrease in principal amount of this Global Note Amount of increase in principal amount of this Global Note Principal amount of this Global Note following such decrease or increase Signature of authorized signatory of Trustee or Notes Custodian

A-1-13 OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Change of Control Triggering Event) of the Indenture, check this box:  If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, state the principal amount of this Note you elect to have purchased (if no amount is specified below it means you are electing to have this Note purchased by the Issuer in its entirety): $ __________________* Date: __________________ Your Signature(s): __________________ (Sign exactly as your name(s) appear(s) on the face of this Note) Signature Guarantee:________________________________________ Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee. *Must be $2,000 or an integral multiple of $1,000 in excess thereof; provided that the unpurchased portion of a Note must be a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof

A-2-1 EXHIBIT 2 to Appendix A ASSIGNMENT/TRANSFER FORM To assign and transfer this Note, fill in the form below: Reference is hereby made to the Indenture, dated as of December 16, 2025, by and among Arbor Realty SR, Inc., Arbor Realty Trust, Inc., the other Guarantors from time to time party thereto, and UMB Bank, N.A. (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. I or we assign and transfer this Note to ______________________________________________________ ______________________________________________________________________ (Print or type assignee’s name, address and zip code) ______________________________________________________________________ (Insert assignee’s soc. sec. or tax I.D. No.) and irrevocably appoint __________agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him. Date:____________________________ Your Signature:______________________________ Sign exactly as your name appears on the other side of this Note. In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the applicable Resale Restriction Termination Date, the undersigned confirms that such Notes are being transferred in accordance with its terms: CHECK ONE BOX BELOW (1)  to the Issuer or a Subsidiary thereof; or (2)  to the Note Registrar for registration in the name of the Holder, without transfer; or (3)  pursuant to an effective registration statement under the Securities Act; or (4)  inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or (5)  outside the United States in an offshore transaction within the meaning of Regulation S

A-2-2 under the Securities Act in compliance with Rule 904 under the Securities Act; or (6)  to an institutional “accredited investor” (as defined in Rule 501 (a)(l), (2), (3) (7), (8), (9), (12) or (13) (for (13), only family clients that are institutions) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or (7)  pursuant to the exemption from registration provided by Rule 144 under the Securities Act. Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act. Signature______________________________________________________________ Signature Guarantee:_____________________________________________________________ ______________________________________ ____________________________________ Signature must be guaranteed Signature Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. TO BE COMPLETED BY PURCHASER IF BOX (4) ABOVE IS CHECKED The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Date: Notice: To be executed by an executive officer

A-3-1 EXHIBIT 3 to Appendix A FORM OF TRANSFEREE LETTER OF REPRESENTATION Arbor Realty SR, Inc. [Address] Fax No.: (_____) ______________ Email: _____________@_____.com Attention; [___________________]| Ladies and Gentlemen: Reference is hereby made to the Indenture, dated as of December 16, 2025, by and among Arbor Realty SR, Inc., Arbor Realty Trust, Inc., the other Guarantors from time to time party thereto, and UMB Bank, N.A. (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. This certificate is delivered to request a transfer of $[__________] principal amount of the 8.500% Senior Notes due 2028 (the “Notes”) of Arbor Realty SR, Inc. (the “Issuer”). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows: Name: ________________________ Address:_______________________ Taxpayer ID Number:____________ The undersigned represents and warrants to you that: 1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) (for (13), only family clients that are institutions) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment. 2. We understand that the Notes have not been registered under the Securities Act and,

A-3-2 unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the Resale Restriction Termination Date referred to on the Notes only in accordance with the Restricted Notes Legend (as such term is defined in Appendix A to the Indenture) printed on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If we propose to make any resale or other transfer of the Notes to another institutional “accredited investor” prior to the Resale Restriction Termination Date, we shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) (for (13), only family clients that are institutions) under the Securities Act and that it is acquiring at least $250,000 principal amount of such Notes for investment purposes and not for distribution in violation of the Securities Act. 3. We acknowledge that the Issuer and the Trustee reserve the right with respect to any offer, sale or other transfer of the Notes described in the Restricted Notes Legend prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee. TRANSFEREE:_________________________, By:___________________________________

F-1 Appendix B [FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Entity”), a parent or subsidiary of Arbor Realty SR, Inc., a Maryland corporation (the “Issuer”), Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and UMB Bank, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”). W I T N E S S E T H WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 16, 2025 providing for the issuance of 8.500% Senior Notes due 2028 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows: 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 12 thereof. 3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer, the Company or any other Guarantor, if any, as such, will have any liability for any obligations of the Issuer, the Company or the other Guarantors, if any, under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and

F-2 releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. 4. GOVERNING LAW; JURY TRIAL WAIVER. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. EACH OF THE ISSUER, THE COMPANY, THE OTHER GUARANTORS, IF ANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. 5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (which may be provided via electronic transmission) shall be an original, but all of them together represent the same agreement. 6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof. 7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Issuer. [remainder of page intentionally left blank]

F-3 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. Dated: _______________, 20__ [GUARANTEEING ENTITY] By: _______________________________ Name: Title: ARBOR REALTY SR, INC. By: _______________________________ Name: Title: ARBOR REALTY TRUST, INC. By: _______________________________ Name: Title: [EXISTING GUARANTORS] By: _______________________________ Name: Title: UMB BANK, N.A., as Trustee By: _______________________________ Name: Title: